                        POOLING AND SERVICING AGREEMENT


                                  RELATING TO

           RELIANCE AUTO RECEIVABLES CORPORATION ASSET BACKED NOTES,
                                 Series 1996-A



                                    between


                     RELIANCE AUTO RECEIVABLES CORPORATION
                                     Issuer


                        RELIANCE ACCEPTANCE CORPORATION
                           In its individual capacity
                                and as Servicer


                                      and


                         HARRIS TRUST AND SAVINGS BANK
                          Trustee and Backup Servicer



                   _________________________________________

                         Dated as of November 20, 1996

                   _________________________________________

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I      DEFINITIONS.................................................   1
     Section 1.1.   Definitions............................................   1
     Section 1.2.   Usage of Terms.........................................  22
     Section 1.3.   Calculations...........................................  22
     Section 1.4.   Section References.....................................  22
     Section 1.5.   No Recourse............................................  22
     Section 1.6.   Material Adverse Effect................................  23

ARTICLE II     CONVEYANCE OF RECEIVABLES;
               REPRESENTATIONS, WARRANTIES AND COVENANTS...................  23
     Section 2.1.   Conveyance of Receivables..............................  23
     Section 2.2.   Custody of Receivable Files............................  24
     Section 2.3.   Representations and Warranties of Reliance.............  26
     Section 2.4.   Repurchase of Receivables Upon Breach of Warranty......  30
     Section 2.5.   Assignment of Receivables..............................  30
     Section 2.6.   Collecting Lien Certificates...........................  31
     Section 2.7.   Covenants of Reliance..................................  32
     Section 2.8.   Indemnification........................................  35

ARTICLE III    ADMINISTRATION AND SERVICING OF RECEIVABLES.................  35
     Section 3.1.   Duties of the Servicer.................................  35
     Section 3.2.   Collection of Receivable Payments;
                    Modifications of Receivables...........................  37
     Section 3.3.   Realization Upon Receivables...........................  38
     Section 3.4.   Insurance..............................................  39
     Section 3.5.   Maintenance of Security Interests in Vehicles..........  41
     Section 3.6.   Covenants, Representations and Warranties of
                    Servicer...............................................  42
     Section 3.7.   Purchase of Receivables Upon Breach of Covenant........  45
     Section 3.8.   Total Servicing Fee; Payment of Certain Expenses
                    by Servicer............................................  46
     Section 3.9.   Servicer's Certificate.................................  46
     Section 3.10.  Annual Statement as to Compliance;
                    Notice of Servicer Termination Event...................  48
     Section 3.11.  Annual Independent Accountants' Report.................  48
     Section 3.12.  Access to Certain Documentation and
                    Information Regarding Receivables......................  49
     Section 3.13.  Monthly Tape; Certain Duties of Backup Servicer........  49
     Section 3.14   Duties of the Servicer under the Indenture.............  50
     Section 3.15.  Fidelity Bond and Errors and Omissions Policy..........  51

     Section 3.16.  Compliance with Laws...................................  52

ARTICLE IV     ACCOUNTS; COLLECTIONS; PAYMENTS;
               STATEMENTS TO NOTEHOLDERS...................................  52
     Section 4.1.   Accounts...............................................  52
     Section 4.2.   Servicer Reimbursements................................  53
     Section 4.3.   Application of Collections.............................  53
     Section 4.4.   Additional Deposits....................................  54
     Section 4.5.   Payments...............................................  54
     Section 4.6.   [Reserved].............................................  56
     Section 4.7.   Statements to Noteholders..............................  56
     Section 4.8.   Optional Deposits by the Note Insurer..................  57

ARTICLE V      THE SPREAD ACCOUNT AND THE POLICY...........................  57
     Section 5.1.   Spread Account Initial Deposit; Spread Account
                    Required Amount........................................  57
     Section 5.2.   Policy.................................................  58
     Section 5.3.   Withdrawals from Spread Account........................  58
     Section 5.4.   Claims Under Policy....................................  58
     Section 5.5.   Preference Claims......................................  59
     Section 5.6.   Surrender of Policy....................................  60

ARTICLE VI     THE SERVICER................................................  60
     Section 6.1.   Liability of Servicer; Indemnities.....................  60
     Section 6.2.   Merger or Consolidation of, or Assumption of the
                    Obligations of, the Servicer or Backup Servicer........  61
     Section 6.3.   Limitation on Liability of Servicer, Backup
                    Servicer and Others....................................  63
     Section 6.4.   Delegation of Duties...................................  65
     Section 6.5.   Servicer and Backup Servicer Not to Resign.............  65
     Section 6.6    Indemnification........................................  66
     Section 6.7    Backup Servicer Indemnification........................  67
     Section 6.8    Representations of Backup Servicer.....................  68

ARTICLE VII    SERVICER TERMINATION EVENTS.................................  69
     Section 7.1.   Servicer Termination Event.............................  69
     Section 7.2.   Consequences of a Servicer Termination Event...........  71
     Section 7.3.   Appointment of Successor...............................  72
     Section 7.4.   Notification to Noteholders............................  74
     Section 7.5.   Waiver of Past Defaults................................  74

ARTICLE VIII   TERMINATION.................................................  74
     Section 8.1.   Optional Purchase of All Receivables...................  74

ARTICLE IX     MISCELLANEOUS PROVISIONS....................................  75
     Section 9.1.   Amendment..............................................  75
     Section 9.2.   Protection of Title to Issuer..........................  76
     Section 9.3.   Governing Law..........................................  78

     Section 9.4.   Severability of Provisions.............................  78
     Section 9.5.   Assignment.............................................  78
     Section 9.6.   Third-Party Beneficiaries..............................  78
     Section 9.7.   Note Insurer as Controlling Party......................  79
     Section 9.8.   Counterparts...........................................  79
     Section 9.9.   Notices................................................  79
     Section 9.10.  Successors and Assigns.................................  80
     Section 9.11.  Nonpetition Covenant...................................  80

                                   SCHEDULES

     Schedule A       --      Schedule of Receivables
     Schedule B       --      Representations and Warranties of Reliance


                                    EXHIBITS

     Exhibit A        --      Form of Servicer's Certificate
     Exhibit B        --      Form of Reliance's Credit and Collection Policy
     Exhibit C        --      Form of Dealer Agreement
     Exhibit D        --      Form of Request for Release and Receipt Documents
     Exhibit E        --      Form of Dealer Assignment
     Exhibit F        --      List of Servicing Officers

     POOLING AND SERVICING AGREEMENT, dated as of November 20, 1996 (this "Agreement"), between RELIANCE ACCEPTANCE CORPORATION, a Delaware corporation, in its individual capacity ("Reliance") and as Servicer (the "Servicer"), RELIANCE AUTO RECEIVABLES CORPORATION, a Delaware corporation, as Issuer (the "Issuer"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (in such capacity, the "Trustee") and as Backup Servicer (in such capacity, the "Backup Servicer").

     In consideration of the mutual agreements contained herein, the Issuer, the Servicer, the Trustee and the Backup Servicer hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1. Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in the Indenture (as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

     Accountants' Report:  As defined in Section 3.11.

     Accounting Date: With respect to a Payment Date or Determination Date, the last day of the Collection Period preceding such Payment Date or Determination Date (such date being referred to as the "related Accounting Date" with respect to such Payment Date or Determination Date).

     Administrative Receivable: With respect to any Collection Period, a Receivable that the Servicer is required to purchase pursuant to Section 3.7 or that the Servicer has elected to purchase pursuant to Section 3.4(c).

     Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Aggregate Principal Balance: (i) With respect to the Closing Date, the Cutoff Date Principal Balance, (ii) with respect to any Determination Date or Payment Date, the sum of the Principal Balances (computed as of the related Accounting Date) for all Receivables (other than Liquidated Receivables and Purchased

Receivables) and (iii) with respect to any other date of determination, the sum of the Principal Balances (computed as of such date of determination) for all Receivables (other than Liquidated Receivables and Purchased Receivables).

     Agreement: This Pooling and Servicing Agreement and all exhibits and schedules hereto.

     Amount Available: With respect to any Payment Date, the sum of (i) the Available Funds with respect to the related Determination Date, plus (ii) the Spread Account Draw Amount, if any, with respect to such Payment Date deposited by the Trustee into the Collection Account pursuant to Section 5.3, plus (iii) the Deficiency Amount, if any, received by the Trustee from the Note Insurer with respect to such Payment Date.

     Amount Financed: With respect to a Receivable, the aggregate amount initially advanced to the Obligor under such Receivable toward the purchase price of the related Financed Vehicle and related costs, including amounts advanced in respect of accessions, insurance premiums (not including any premiums for Force-Placed Insurance), service and warranty policies or contracts and other items customarily financed as part of retail automobile installment sale contracts or installment loans.

     Annual Percentage Rate or APR: With respect to a Receivable, the rate per annum of finance charges stated in such Receivable as the "annual percentage rate" (within the meaning of the Federal Truth-in-Lending Act); provided, however, that if, after the Closing Date, the rate per annum with respect to a Receivable as of the Closing Date is reduced as a result of (i) an insolvency proceeding involving the Obligor or (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, the Annual Percentage Rate or APR shall refer to such reduced rate.

     Available Funds: With respect to any Determination Date, the sum of (i) the Collected Funds received by the Servicer during the related Collection Period,
(ii) the aggregate Purchase Amounts of all Receivables that became Purchased Receivables as of the related Deposit Date and (iii) all income from investments of funds in the Collection Account during the related Collection Period.

     BABC: BankAmerica Business Credit, Inc., a Delaware corporation.

     BABC Liens: The security interests in the Receivables and the Other Conveyed Property granted by Cole Taylor Finance Co. (whose name has been changed to Reliance Acceptance Corporation), as debtor, in favor of BABC, as secured party, in connection with the Loan and Security Agreement, dated July 12, 1994, as amended, between BABC, Cole Taylor Finance Co. and the other Borrowers named therein.

     Backup Servicer: Harris Trust and Savings Bank, its successor in interest pursuant to Section 7.2 or such Person as shall have been appointed as Backup Servicer or successor Servicer pursuant to Section 7.3.

     Backup Servicer Fee: With respect to each Payment Date, an amount equal to the greater of (i) one-twelfth of 0.015% multiplied by the Note Balance as of the open of business on the first day of the related Collection Period and (ii) $750.

     Basic Servicing Fee: With respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to one-twelfth of 3.00% multiplied by the Aggregate Principal Balance as of the first day of the related Collection Period.

     Board Resolution: With respect to any Person, a resolution passed by the board of directors of such Person, in accordance with the required procedures as prescribed by law of such Person's state of incorporation or organization and such Person's by-laws or other similar incorporation or charter documents.

     Business Day: Any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in San Antonio, Texas, New York, New York, Chicago, Illinois or the principal place of business of any successor Servicer or successor Trustee are authorized or obligated by law or order to be closed.

     Calendar Quarter: As of any date of determination, the three-month period ending on the last day of March, June, September or December.

     Closing:  As defined in Section 2.1(c).

     Closing Date: November 20, 1996.

     Code:  As defined in the Indenture.

     Collateral Insurance: As defined in Section 3.4(a).

     Collateral Perfection Trigger: The occurrence and continuance of any of the following events:

     (A)  a Servicer Termination Event;

     (B)  a Distribution Increase; or

     (C) one or more courts of competent jurisdiction have issued one or more final, nonappealable orders to the effect that the Trustee is not the secured party with respect to all or any portion of the Financed Vehicles and the aggregate of the initial Principal Balances of the related Receivables as of the Cutoff Date equals or exceeds 5% of the Cutoff Date Principal Balance; provided, however, that if a Collateral Perfection Trigger of the type described in this clause (C) occurs, such Collateral Perfection Trigger shall apply only to the Receivables affected thereby.

     Collected Funds: With respect to any Determination Date, the amount of funds representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts with respect to Purchased Receivables) and all amounts paid by the Dealers under Dealer Agreements with respect to the Receivables.

     Collection Account: The account designated as the Collection Account in, and which is established and maintained pursuant to, Section 4.1.

     Collection Period: With respect to a Payment Date or Determination Date, the calendar month preceding the month in which such Payment Date or Determination Date occurs (such calendar month being referred to as the "related Collection Period" with respect to such Payment Date or Determination Date).

     Computer Tape: The computer tape or diskette generated by or on behalf of the Issuer that provides information relating to the Receivables conveyed to the Issuer hereunder.

     Controlling Party: The Note Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trustee for the benefit of the Noteholders, for so long as an Insurer Default shall have occurred and is continuing.

     Cram Down Loss: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on such Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on such Receivable, an amount equal to the excess of the Principal Balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced. A "Cram Down Loss" shall be deemed to have been realized on the date of issuance of such order.

     Credit and Collection Policy: With respect to Reliance as Servicer and any of its Affiliates as Subservicers, the Credit and Collection Policy of Reliance, substantially in the form of Exhibit B, as such policy may be amended from time to time in accordance with Section 3.1 and with respect to any successor Servicer (other than an Affiliate of Reliance), the customary and usual collection and servicing procedures that institutions that service comparable automobile receivables utilize in servicing such receivables.

     Credit Support Amount: With respect to any Determination Date or Payment Date, the sum of (i) Overcollateralization plus (ii) the amount on deposit in the Spread Account as of such date (after giving effect to all withdrawals from the Spread Account on such Payment Date or the Payment Date following such Determination Date, as applicable).

     Credit Support Percentage: With respect to any Determination Date or Payment Date, the ratio of the Credit Support Amount to the Aggregate Principal Balance.

     Credit Support Required Percentage: 12.25%; provided, however, that if a Portfolio Performance Test has been violated and not Deemed Cured, 19.50%.

     Cumulative Net Default Rate: With respect to any Determination Date, the ratio of (i) the Aggregate Principal Balance of Receivables that have become Defaulted Receivables during the related Collection Period and all prior Collection Periods after the Cutoff Date (to the extent such Defaulted Receivables have not been subsequently made current by the related Obligor's payment thereunder of any delinquent amounts), less all Liquidation Proceeds received during the related and all such prior Collection Periods, to (ii) the Cutoff Date Principal Balance.

     Custodian: The Originators, Reliance and any other Person named from time to time as custodian in the Custodian Agreement acting as agent for the Trustee, which Person must be acceptable to the Controlling Party.

     Custodian Agreement: The Custodian Agreement, dated as of November 20, 1996, between the Originators named therein, as Custodians, the Trustee and the
Note Insurer.

     Custodian Fee: With respect to any Custodian or Custodians other than Reliance or its Affiliates, such fee as agreed upon between such Custodian or Custodians and the Trustee and as approved in writing by the Note Insurer.

     Cutoff Date: November 1, 1996.

     Cutoff Date Principal Balance:  $132,695,439.33.

     Dealer:   A seller of new or used automobiles or light trucks that
originated one or more of the Receivables and sold such Receivable, directly or indirectly, to an Originator.

     Dealer Agreement: An agreement between an Originator and a Dealer relating to the sale of retail installment sale contracts and installment notes to such Originator and all documents and instruments relating thereto substantially in the form attached as Exhibit C.

     Dealer Assignment: With respect to a Receivable, the assignment executed by a Dealer conveying such Receivable to an Originator substantially in the form attached as Exhibit E.

     Deemed Cured: The following Portfolio Performance Tests shall be "Deemed Cured" if the following events with respect to any Determination Date occur:

     (a) the average Delinquency Ratio for any three consecutive Collection Periods following the Collection Period with respect to which such Portfolio Performance Test was violated falls below the percentage for the applicable Determination Date specified in clause (a) of the definition of "Portfolio Performance Test";

     (b) the average Monthly Net Default Rate for any three consecutive Collection Periods following the Collection Period with respect to which such Portfolio Performance Test was violated falls below 0.75%; provided, however, that when the Note Factor is less than or equal to 0.2500000 and so long as the Credit Support Percentage is equal to or greater than 14%, 1.25%; and

     (c) the Cumulative Net Default Rate as of any Determination Date following the Determination Date on which such Portfolio Performance Test was violated falls below the percentage for the applicable Determination Date specified in clause (c) of the definition of "Portfolio Performance Test."

     Defaulted Receivable: With respect to any Collection Period, a Receivable as to which the earliest of the following has occurred: (i) the Servicer has repossessed the Financed Vehicle and the applicable redemption period has expired during such Collection Period; (ii) 5% or more of any Scheduled Payment is 90 or more days delinquent as of the related Accounting Date; or (iii) the Servicer has determined in good faith on or prior to the related Accounting Date that all amounts it expects to recover have been received.

     Deficiency Amount: As defined in Section 5.4(a).

     Delinquency Ratio:  With respect to each Determination Date, the ratio of
(i) the average Aggregate Principal Balance of Receivables with 5% or more of any Scheduled Payment 31 or more days delinquent as of the related Accounting Date (other than Defaulted Receivables), to (ii) the outstanding Aggregate Principal Balance of Receivables as of the related Accounting Date.

     Deposit Date: With respect to any Determination Date, the Business Day preceding such Determination Date.

     Determination Date: With respect to any Payment Date, the earlier of (i) the eighth day of the calendar month in which such Payment Date occurs (or, if such day is not a Business Day, the next Business Day), and (ii) the fifth Business Day preceding the Payment Date.

     Distribution Increase: Any of the following events shall have occurred, unless in the case of clauses (iii) through (xii) only the occurrence of such event is waived in writing by the Controlling Party:

     (i) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer, Reliance or the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, Reliance or the Issuer or of any substantial part of their property or ordering the winding up or liquidation of the affairs of the Servicer, Reliance or the Issuer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days;

     (ii) The commencement by the Servicer, Reliance or the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer, Reliance or the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, Reliance or the Issuer or of any substantial part of their property or the making by the Servicer, Reliance or the Issuer of an assignment for the benefit of creditors or the failure by the Servicer, Reliance or the Issuer generally to pay their debts as such debts become due or the taking of corporate action by the Servicer, Reliance or the Issuer in furtherance of any of the foregoing;

     (iii) Failure or failures on the part of the Servicer, Reliance or the Issuer duly to observe or perform any other covenants or agreements of the Servicer, Reliance or the Issuer set forth in this Agreement or any other Related Document, which failure or failures (i) materially and adversely affect the rights of the Noteholders or the Note Insurer, and (ii) continue unremedied for a period of 30 days after the earlier of (A) the date on which the Servicer, Reliance or the Issuer, as the case may be, becomes aware of such failure or (B) the date on which written notice of such failure or failures, requiring the same to be remedied, shall have been given by the Note Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Holders of the Note Voting Amount) or the Trustee on behalf of the Noteholders;

     (iv) Any representation or warranty of the Servicer, Reliance or the Issuer made in this Agreement or any other Related Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation or warranty has a material adverse effect on the Noteholders or the Note Insurer and, within 30 days after the earlier of (A) the date on which the Servicer, Reliance or the Issuer, as the case may be, becomes aware of such breach or (B) the date on which written notice thereof shall have been given by the Note Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Holders of more than 25% of the then outstanding Note Balance) or the Trustee on behalf of the Noteholders, the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

     (v)  A payment under the Policy shall have been made by the Note Insurer;

     (vi) As of any Determination Date, the average Delinquency Ratio for the three preceding Collection Periods exceeds (i) prior to the seventh Determination Date, 3.00% and (ii) on or after the seventh Determination Date, 3.15%;

     (vii) As of any Determination Date after the sixth Determination Date, the average Monthly Net Default Rate for the three preceding Collection Periods exceeds (a) 1.00% or (b) if as of such Determination Date (after giving effect to all payments to be made pursuant to Section 4.5(i) through (vi) on the related Payment Date) the Note Factor will be less than or equal to 0.2500000 and the Credit Support Percentage will be equal to or greater than 14%, 1.75%; or

     (viii) As of any Determination Date, the Cumulative Net Default Rate exceeds the following amounts:


     Determination Dates       Cumulative Net
        After Closing           Default Rate
     -------------------       ---------------

      1-3                       1.500%
      4-6                       2.500
      7-9                       3.125
     10-12                      4.750
     13-15                      6.750
     16-18                      9.000
     19-21                     10.750
     22-24                     13.000
     25-27                     14.750
     28 and thereafter         16.750;

     (ix) the occurrence of an uncured Servicer Termination Event (other than an event described in Section 7.1(h));

     (x) one or more courts of competent jurisdiction have issued one or more final, nonappealable orders to the effect that the Trustee on behalf of the Noteholders and the Note Insurer does not have a valid perfected first priority security interest in the Receivables;

     (xi) except as permitted by the relevant Related Document, any assignment by any of the Servicer, Reliance or the Issuer of its rights and obligations under any Related Document or any attempt to make such assignment without the prior written consent of the Note Insurer; or

     (xii) so long as Reliance is the Servicer, Reliance or any of its Affiliates shall default in the payment of principal of or interest on any indebtedness for borrowed money beyond any applicable period of grace provided in the instrument or agreement under which such indebtedness was created and are not cured within 30 days, if the aggregate amount of the indebtedness in respect of which such default or defaults shall have occurred is at least $10,000,000.

     Draw Date: With respect to any Payment Date, the fourth Business Day preceding such Payment Date.

     Electronic Ledger: The electronic master record of the retail installment sales contracts or installment loans of Reliance.

     Eligible Account: As defined in the Indenture.

     Eligible Investments: Any one or more of the following types of investments:

     (i) (A) direct interest-bearing obligations of, and interest-bearing obligations fully guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; and (B) direct interest-bearing obligations of, and interest-bearing obligations fully guaranteed as to full and timely payment of principal and interest by, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, but only if, at the time of investment, such obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

     (ii) demand or time deposits in, certificates of deposit of, demand notes of or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any state and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); provided, however, that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated "A-1+" by Standard & Poor's and "P-1" by Moody's;

     (iii) repurchase obligations with a term not to exceed 45 days pursuant to a written agreement (A) with respect to any obligation described in clause (i) above, where the Trustee has taken actual or constructive delivery of such obligation in accordance with Section 4.1, and (B) entered into with a depository institution or trust company organized under the laws of the United States or any State thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation and the short-term unsecured debt obligations of which at the time of investment, or contractual commitment providing for such investment, are rated "A-1+" by Standard & Poor's and "P-1" by Moody's (including, if applicable, the Trustee or any agent of the Trustee acting in their respective commercial capacities); provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (a) be valued daily at current market price plus accrued interest, (b) pursuant to such valuation, be equal at all times to at least 105% of the cash transferred by the Trustee in exchange for such collateral and (c) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

     (iv) commercial paper that (A) is payable in United States dollars, (B) at the time of investment, or contractual commitment providing for such investment, is rated "A-1+" by Standard & Poor's and "P-1" by Moody's and (C) has an original maturity of less than 365 days;

     (v) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; and

     (vi) any other demand or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies and the Controlling Party, as evidenced by the prior written consent of the Rating Agencies and the Controlling Party.

     Eligible Servicer: Reliance, the Backup Servicer or another Person that (i) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service with reasonable skill and care a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables, (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software that the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software that is adequate to perform its duties and responsibilities under this Agreement, (v) has a minimum net worth of $10,000,000 and (vi) if an Insurer Default shall not have occurred and be continuing, is acceptable to the Note Insurer.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

     Final Scheduled Payment Date: July 15, 2002 (or, if such day is not a Business Day, the next Business Day).

     Financed Vehicle: A new or used automobile or light truck, together with all accessions thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

     Floor Amount: With respect to any Determination Date or any Payment Date, an amount equal to $1,000,000.

     Force-Placed Insurance: As defined in Section 3.4(b).

     Governmental Authority: Any court or federal or state regulatory body, administrative agency or other tribunal or other governmental instrumentality.

     Indenture: The Indenture, dated as of November 20, 1996, between the Issuer and the Trustee.

     Indenture Collateral:  As defined in the Indenture.

     Independent Accountants: As defined in Section 3.11(a).

     Independent Certificate:  As defined in the Indenture.

     Insurance Add-On Amount: As defined in Section 3.4.

     Insurance Agreement: The Insurance and Indemnity Agreement, dated as of November 20, 1996, between the Note Insurer, the Servicer, the Backup Servicer, the Trustee, Reliance and the Issuer.

     Insurance Policy: With respect to a Receivable, any insurance policy benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the related Obligor.

     Insurer Default: The occurrence and continuance of any of the following events:

          (A) the Note Insurer shall have failed to make a payment required under the Policy in accordance with its terms;

          (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Note Insurer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Insurer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Note Insurer or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or

          (C) the commencement by the Note Insurer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Note Insurer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Insurer or of any substantial part of its property or the making by the Note Insurer of an assignment for the benefit of creditors or the failure by the Note Insurer generally to pay its debts as such debts become due or the taking of corporate action by the Note Insurer in furtherance of any of the foregoing.

     Interest Carryover Shortfall: As of the close of business on any Payment Date, the excess, if any, of (i) the Interest Distributable Amount for such Payment Date over (ii) the amount of interest that the holders of the Notes actually received on such Payment Date.

     Interest Distributable Amount: With respect to any Payment Date, the sum of
(i) one-twelfth of the product of the Note Interest Rate multiplied by the Note Balance as of the close of business on the related Accounting Date, plus (ii) any outstanding Interest Carryover Shortfall with respect to the preceding Payment Date, plus 30 days of interest on such outstanding Interest Carryover Shortfall, to the extent permitted by law, at the Note Interest Rate.

     Issuer: As defined in the first paragraph of this Agreement.

     Issuer Order:  As defined in the Indenture.

     Lien: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

     Lien Certificate: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

     Liquidated Receivable: With respect to any Collection Period, a Receivable as to which (i) 120 or more days have elapsed since the Servicer repossessed the Financed Vehicle (following the expiration of any applicable redemption period),
(ii) the Servicer has determined in good faith on or prior to the last day of such Collection Period that all amounts it expects to recover have been received, (iii) 5% or more of any Scheduled Payment has become 180 or more days delinquent on or prior to the last day of such Collection Period or (iv) the related Financed Vehicle has been sold and all of the proceeds have been received with respect to such Receivable (including proceeds of Insurance Policies). Any Receivable that becomes a Purchased Receivable shall not be a Liquidated Receivable.

     Liquidation Proceeds: With respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Policy), including proceeds of Insurance Policies, net of (i) reasonable out-of-pocket expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

     Losses: As defined in Section 6.6.

     Monthly Net Default Rate: With respect to any Determination Date, the ratio of (i) the Aggregate Principal Balance of Receivables that became Defaulted Receivables during the related Collection Period, less any Liquidation Proceeds received with respect to any previously Defaulted Receivables during the related Collection Period, to (ii) the Aggregate Principal Balance of Receivables as of the related Accounting Date.

     Monthly Records: All records and data maintained by the Servicer or the Originators with respect to the Receivables and the Obligors, including all branch ledger cards.

     Moody's: Moody's Investors Service, Inc., or any successor thereto.

     Note Balance: As of the Closing Date, an amount equal to 95% of the Cutoff Date Principal Balance and, thereafter, an amount equal to the Note Balance as of the Closing Date reduced by all amounts distributed to the Noteholders that are allocable to principal.

     Note Factor: As of any Payment Date, a seven-digit decimal figure equal to the Note Balance as of the close of business on such Payment Date divided by the Note Balance as of the Closing Date.

     Noteholder: As defined in the Indenture.

     Noteholders' Principal Payment Amount: With respect to any Payment Date, the greater of: (i) the lesser of (a) the Principal Distributable Amount and (b) the Payment Amount less amounts distributed pursuant to Section 4.5(i) through
(iv); and (ii) the amount by which the Note Balance as of the preceding Payment Date (after giving effect to all payments of principal on the Notes on such preceding Payment Date) exceeds the Aggregate Principal Balance as of the related Accounting Date; provided, however, that with respect to the Payment Date which is the Final Scheduled Payment Date, the "Noteholders' Principal Payment Amount" shall equal the Note Balance.

     Note Insurer: MBIA Insurance Corporation, a New York insurance company, or any successor thereto, as issuer of the Policy.

     Note Interest Rate: As defined in the Indenture.

     Note Majority:  As defined in the Indenture.

     Note Register: As defined in the Indenture.

     Note Registrar: As defined in the Indenture.

     Notice of Claim: A written or telecopied notice from the Trustee to the
Note Insurer, substantially in the form of Exhibit A to the Policy.

     Obligor: With respect to a Receivable, the purchaser or the co-purchasers of the Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under such Receivable.

     Officer's Certificate: With respect to any Person, a certificate signed by the chairman of the board, the vice chairman, the president, the chief financial officer or any vice president, in each case, of such Person.

     Opinion of Counsel: A written opinion of counsel reasonably acceptable in form and substance to the Controlling Party and, if such opinion or a copy thereof is required to be delivered to the Note Insurer, reasonably acceptable (as to form and substance) to the Note Insurer, and, if such opinion or a copy thereof is required to be delivered to the Trustee, reasonably acceptable (as to form and substance) to the Trustee.

     Originator: An Affiliate of Reliance that has purchased Receivables from Dealers pursuant to Dealer Agreements and Dealer Assignments and then has transferred such Receivables to Reliance pursuant to the Receivables Purchase Agreement.

     Other Conveyed Property: All property conveyed by Reliance to the Issuer pursuant to this Agreement (other than the Receivables) as set forth in Section 2.1(a).

     Overcollateralization: With respect to any Determination Date or Payment Date, the amount by which the Aggregate Principal Balance exceeds the Note Balance (after giving effect to any payments with respect to the Notes on such Payment Date or on the Payment Date following such Determination Date, as applicable).

     Overcollateralization Percentage: With respect to any Determination Date or Payment Date, the ratio of Overcollateralization to the Aggregate Principal Balance.

     Payment Amount: With respect to a Payment Date, the sum of (i) the Available Funds with respect to such Payment Date, plus

(ii) the Spread Account Draw Amount, if any, with respect to such Payment Date deposited by the Trustee into the Collection Account pursuant to Section 5.3, plus (iii) any amounts specified in Section 4.8 and received by the Trustee from the Note Insurer with respect to such Payment Date.

     Payment Date: The 15th day of each calendar month, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing December 16, 1996 and including the Final Scheduled Payment Date.

     Person: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy: The note guaranty insurance policy number 22453 issued by the Note Insurer to the Trustee for the benefit of the Noteholders, including any endorsements thereto.

     Portfolio Performance Test: A Portfolio Performance Test shall be violated as of any Determination Date if any one or more of the following events occurs and shall not have been Deemed Cured as of such Determination Date or waived by the Note Insurer:

     (a) On or after the third Determination Date and to and including the sixth Determination Date, the average Delinquency Ratio for the three preceding Collection Periods exceeds 2.50% and on or after the seventh Determination Date, the average Delinquency Ratio for the three preceding Collection Periods exceeds 2.65%;

     (b) On or after the sixth Determination Date, the average Monthly Net Default Rate for the three preceding Collection Periods exceeds (a) 0.75% or (b) if as of such Determination Date (after giving effect to all payments to be made pursuant to Section 4.5(i) through (vi) on the related Payment Date) the Note Factor will be less than or equal to 0.2500000 and the Credit Support Percentage will be equal to or greater than 14%, 1.25%; or

     (c) As of any Determination Date, the Cumulative Net Default Rate exceeds the following amounts:


     Determination Dates       Cumulative Net
        After Closing           Default Rate
     -------------------       ---------------

      1-3                       1.250%
      4-6                       2.000
      7-9                       2.750
     10-12                      3.500
     13-15                      5.000
     16-18                      6.750
     19-21                      8.000
     22-24                      9.750
     25-27                     11.000
     28 and thereafter         12.500


     Preference Amount: Any amount previously distributed to a Noteholder on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Premium:  As defined in the Insurance Agreement.

     Principal Balance: With respect to any Receivable, as of any date, the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of such Receivable, and (ii) any Cram Down Loss in respect of such Receivable.

     Principal Carryover Shortfall: As of the close of business on any Payment Date, the excess, if any, of (i) the Principal Distributable Amount, over (ii) the amount of principal that the holders of the Notes actually received on such Payment Date.

     Principal Distributable Amount: With respect to any Payment Date, without duplication, the lesser of (a) the Note Balance as of the open of business on such Payment Date and (b) the sum of (i) the sum of: (A) the principal portion of all Collected Funds received by the Servicer during the related Collection Period and deposited into the Collection Account on or before the related Determination Date, including the principal portion of all prepayments, (B) the Principal Balance as determined on the close of business on the related Accounting Date of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (C) the principal portion of the Purchase Amount of all Receivables that became Purchased Receivables as of the related Deposit Date, and (D) the aggregate amount of Cram Down Losses that shall have been realized during the related Collection Period, plus (ii) any Principal Carryover Shortfall with respect to the preceding Payment Date.

     Purchase Amount: With respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable as of the date of purchase.

     Purchased Receivable: With respect to any Collection Period, any Warranty Receivable or Administrative Receivable as to which the Purchase Amount has been deposited in the Collection Account by the Issuer or the Servicer, as applicable, on or before the related Deposit Date and any Receivable purchased by the Servicer pursuant to Section 8.1 as to which the Purchase Amount has been deposited in the Collection Account by the Servicer.

     Rating Agency: Each of Moody's and Standard & Poor's, so long as such Persons maintain a rating on the Notes; and if either Moody's or Standard & Poor's no longer maintains a rating on the Notes, such other nationally recognized statistical rating organization selected by the Note Majority and Reliance and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Note Insurer.

     Receivable: A retail installment sale contract or installment loan
(and related security agreement) for a new or used automobile or light truck (and all accessions thereto) that is included in the Schedule of Receivables, and all rights and obligations under such a contract or loan.

     Receivable File: The documents, electronic entries, instruments and writings listed in Section 2.2 pertaining to a particular Receivable.

     Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of November 20, 1996, between Reliance and each of the Originators.

     Record Date: The Business Day preceding the related Payment Date.

     Registrar of Titles: With respect to any state, the Governmental
Authority responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

     Reimbursement Amounts: Any payments made by the Note Insurer under the Policy, any unpaid Premiums due the Note Insurer and any amounts paid by the
Note Insurer pursuant to Section 4.8 or Section 5.5(b). Reimbursement Amounts shall be payable from the flow of funds in accordance with Section 4.5. Reimbursement Amounts shall include interest on the above amounts calculated at the "prime rate" of interest set forth in The Wall Street Journal ("Prime") plus 200 basis points. Interest shall accrue on all Reimbursement Amounts on a monthly basis, as of each Payment Date, at Prime plus 200 basis points assuming a 360-day year comprised of 12 months of 30 days each.

     Related Documents: This Agreement, the Indenture, the Notes, the Indemnification Agreement, dated as of November 20, 1996, among Reliance, the
Note Insurer, BA Securities, Inc. and First Chicago Capital Markets, Inc., the Policy, the Insurance Agreement, the Custodian Agreement, the Subservicing Agreement, the Receivables Purchase Agreement, the Purchase Agreement, dated as of November 20, 1996, between the Issuer and the initial purchasers of the Notes and the other agreements executed in connection therewith. The Related Documents to be executed by any party are referred to herein as "such party's Related Documents," "its Related Documents" or by a similar expression.

     Request for Release of Documents: The request prepared by the Servicer substantially in the form of Exhibit D.

     Responsible Officer: When used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer its corporate trust affairs relating to the Issuer. When used with respect to any other Person, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

     Schedule of Receivables: The schedule of all retail installment sales contracts and installment loans held by the Issuer that is attached as Schedule A, as such schedule may be amended from time to time, each of which shall include with respect to each Receivable: (a) a number identifying the Receivable, (b) the Principal Balance as of the Cutoff Date, (c) the Obligor,
(d) the Obligor's billing address, (e) the original and remaining months to maturity of the Receivable, (f) the Scheduled Payment, (g) the Annual Percentage Rate, (h) the dates of the first and last Scheduled Payment, (i) the original Amount Financed and (j) the Obligor's telephone number (after the time period set forth in Section 2.1(d)).

     Schedule of Representations: The Schedule of Representations and Warranties of Reliance attached as Schedule B.

     Scheduled Interest Receivable: A Receivable under which the portion of any payment thereon allocable to interest and the portion allocable to principal is determined in accordance with the "Rule of 78s."

     Scheduled Payment: With respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor thereon in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 3.2(b), the Scheduled Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

     Servicer: Reliance Acceptance Corporation, a Delaware corporation, its successor in interest pursuant to Section 6.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

     Servicer Termination Event: An event described in Section 7.1.

     Servicer's Certificate: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.9, substantially in the form attached as Exhibit A.

     Servicing Officers: Those Persons listed on Exhibit F, as such list may be amended from time to time by the Servicer upon notice to the Trustee and the
Note Insurer.

     Split-off Transactions: As defined in Section 2.7(i).

     Spread Account: The Spread Account established and maintained pursuant to Section 4.1(b).

     Spread Account Draw Amount: As defined in Section 5.3.

     Spread Account Initial Deposit: As defined in Section 5.1.

     Spread Account Percentage: With respect to any Determination Date or Payment Date, shall mean:

          (a) from the Closing Date through and including the later of (i) the Payment Date upon which the Credit Support Percentage exceeds the Credit Support Required Percentage and (ii) the eighth Payment Date, 7.25%; and

          (b) after the period described in clause (a) above, the greater of (1) the percentage equivalent of a fraction the numerator of which is the Floor Amount and the denominator of which is the Aggregate Principal Balance as of the related Accounting Date and (2) the difference between the Credit Support Required Percentage and the Overcollateralization Percentage.

     Spread Account Required Amount: With respect to any Determination Date or Payment Date, an amount equal to the product of the Spread Account Percentage and the Aggregate Principal Balance; provided, however, that if a Distribution Increase has occurred and has not been waived by the Note Insurer, the Spread Account Required Amount shall be an amount equal to the Floor Amount.

     Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

     Subservicer: Any of the Persons named as a Subservicer under the Subservicing Agreement.

     Subservicing Agreement: The Subservicing Agreement, dated as of November 20, 1996, between the Originators named therein, as Subservicers, and the Servicer.

     Supplemental Servicing Fee: With respect to any Collection Period, all administrative fees and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period.

     Tangible Net Worth: With respect to any Person and any date of determination, the difference between:

          (i) the tangible assets of such Person and its Affiliates calculated in accordance with generally accepted accounting principles, as reduced by adequate reserves in each case where a reserve is proper; and

          (ii) all indebtedness, including subordinated debt, of such Person and its Affiliates; provided, however, that: (A) in no event shall there be included in the above calculation any intangible assets such as patents, trademarks, trade names, copyrights, licenses, good will, organizational costs, advances or loans to, or receivables from directors, officers, employees or affiliates, prepaid assets, amounts relating to covenants not to compete, pension assets, deferred charges or treasury stock of any securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against federal income tax liabilities; (B) securities included as such intangible assets shall be taken in account at their current market price or cost, whichever is lower; and (C) any write-up in the book value of any assets shall not be taken into account.

     Total Servicing Fee: The sum of the Basic Servicing Fee and the Supplemental Servicing Fee.

     Transfer Taxes: As defined in Section 2.7(j).

     Trust Estate:  As defined in the Indenture.

     Trust Property: The property and proceeds conveyed pursuant to Section 2.1(a), together with certain monies paid or payable on or after the Cutoff Date, the Policy, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Spread Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under the Receivables Purchase Agreement, the Subservicing Agreement, the Indenture and this Agreement.

     Trustee: The Person acting as Trustee under this Agreement and the Indenture, its successors in interest and any successor Trustee under this Agreement and the Indenture.

     UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

     Warranty Receivable: With respect to any Collection Period, a Receivable that Reliance has become obligated to repurchase pursuant to Section 2.4.

     Section 1.2. Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular, words importing any gender include the other genders, references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, references to agreements and other contractual instruments include all subsequent amendments, modifications or supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, references to Persons include their permitted successors and assigns, and the terms "include" or "including" mean "include without limitation" or "including without limitation."

     Section 1.3. Calculations. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of the Basic Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of a Accounting Date shall refer to the close of business on such day.

     Section 1.4. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

     Section 1.5. No Recourse. No recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of the

Issuer, the Servicer, the Backup Servicer or the Trustee or of any predecessor or successor of the Issuer, the Servicer, the Backup Servicer or the Trustee.

     Section 1.6. Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Issuer, the Noteholders or the Note Insurer (or any similar or analogous determinations), such determination shall be made without taking into account the insurance provided by the Policy.


                                  ARTICLE II
                          CONVEYANCE OF RECEIVABLES;
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 2.1. Conveyance of Receivables. (a) Subject to the terms and conditions of this Agreement, Reliance hereby sells, contributes, transfers, assigns and otherwise conveys to the Issuer, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of Reliance in, to and under the Receivables and all monies paid or payable thereon or in respect thereof on or after the Cutoff Date, including all Liquidation Proceeds and recoveries received with respect to such Receivables;
(2) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of Reliance in the Financed Vehicles and other property (including the right to receive future Liquidation Proceeds) that secures any of the Receivables and that has been acquired by or on behalf of Reliance or an Originator pursuant to the liquidation of any such Receivable;
(3) the Insurance Policies and any proceeds from any Insurance Policies relating to the Receivables, the Obligors or the related Financed Vehicles, including rebates of premiums, all Collateral Insurance and any Force-Placed Insurance relating to the Receivables; (4) the rights of Reliance and any Originator against Dealers with respect to the Receivables under the Dealer Agreements and the Dealer Assignments; (5) the Receivables Purchase Agreement and the Subservicing Agreement; (6) all items contained in the Receivable Files related to each Receivable and any and all other documents that Reliance or the Originators keep on file in accordance with its customary procedures relating to the Receivables, the Obligors or the related Financed Vehicles; and (7) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing (collectively, the "Other Conveyed Property").

     (b) It is the intention of Reliance that the transfer, contribution and assignment contemplated by this Agreement shall constitute a sale or contribution of the Receivables and Other Conveyed Property from Reliance to the Issuer and the beneficial interest in and title to the Receivables and the Other Conveyed Property shall not be part of Reliance's estate in the event of the filing of a bankruptcy petition by or against Reliance under any bankruptcy law. If, notwithstanding the intent of Reliance, the transfer and assignment contemplated hereby is held not to be a sale, Reliance hereby grants a first priority security interest to the Issuer in the Receivables and the Other Conveyed Property for the benefit of Trustee on behalf of the Noteholders and the Note Insurer, and this Agreement shall constitute a security agreement. In consideration for the Receivables and the Other Conveyed Property sold to the Issuer as described in Section 2.1(a), the Issuer shall, on the Closing Date, pay to Reliance approximately $123,042,400 (representing approximately 92.7% of the Cutoff Date Principal Balance and the remaining 7.3% representing a contribution by Reliance to the Issuer). Reliance is treating the transfer of the Receivables and the Other Conveyed Property on the Closing Date as a sale or contribution to the Issuer for federal, state and local income tax, reporting and accounting purposes. The affiliated group of which Reliance and the Issuer are members within the meaning of Section 1504 of the Code is treating the Receivables as owned by the Issuer for federal, state and local income tax purposes, is including in the computation of the Issuer's gross income from the Receivables, is treating the Notes as debt of the Issuer, and is causing the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting.

     (c) The conveyance of the Receivables and the Other Conveyed Property shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date.

     (d) Within 60 days after the Closing Date, the Servicer shall deliver to the Backup Servicer and the Note Insurer a revised Schedule of Receivables indicating that for each Receivable the related Obligor's telephone number has been entered into the Electronic Ledger.

     Section 2.2.   Custody of Receivable Files.

     (a) In connection with the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trustee shall enter into the Custodian Agreement with the Custodians, pursuant to which the Trustee shall revocably appoint the Custodians, and the Custodians shall accept such appointment, to act as the agents of the Trustee as custodians of the following documents or instruments (with respect to each Receivable), which shall be deemed to be delivered to the Custodians on the Closing Date by the segregation (within 30 days after the Closing Date) of the following documents or instruments by the applicable Custodians from the documentation held by such Custodians in connection with motor vehicle installment sales contracts or installment loans that are not related to the Receivables:

          (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, including any extension agreements);

          (ii) The original credit application, or a copy thereof, of each Obligor, executed by each such Obligor; and

          (iii) The original Lien Certificate (when received) indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Reliance or an Originator as first lienholder or secured party, or, if such original Lien Certificate has not yet been received, a copy of the application therefor, if any, showing Reliance or an Originator as secured party.

     (b) Within 30 days after the Closing Date, the Servicer shall stamp each contract evidencing a Receivable to indicate that it has been sold to Reliance Auto Receivables Corporation and is subject to a first perfected security interest of Harris Trust and Savings Bank, as Trustee on behalf the Holders of the Notes issued by Reliance Auto Receivables Corporation and on behalf of MBIA Insurance Corporation. Within 90 days after the Closing Date, at the expense of the Servicer, the Servicer shall cause the Independent Accountants to verify that a statistically significant sample of Receivables held by randomly selected Custodians have been so stamped and segregated from other loan files held by such Custodians and to send a copy of such written verification to the Note Insurer and the Trustee.

     (c) Upon payment in full of any Receivable (including upon payment by Reliance or the Servicer of any Purchase Amount), the Servicer shall notify the applicable Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments that are required to be deposited in the Collection Account have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer or Reliance, as applicable. From time to time as appropriate for servicing and enforcing any Receivable, each Custodian shall, upon delivery to such Custodian of a Request for Release of Documents signed by a Servicing Officer, cause the original Receivable and the related Receivable File to be released to the Servicer, as agent and bailee of such Custodian. The Servicer's receipt of a Receivable or Receivable File pursuant to the preceding sentence shall obligate the Servicer to return such Receivable or Receivable File to the applicable Custodian when its need by the Servicer has ceased, unless the Receivable is purchased as described in Section 2.4 or 3.7; provided, however, that the Servicer shall be permitted to release any Lien Certificate in connection with any sale of a repossessed Financed Vehicle in accordance with its duties under Article III; and provided, further, that so long as Reliance is acting as Servicer and it and/or its Affiliates are acting both as Custodians and as Subservicers, none of the certificates or notices described in this Section 2.2(c) need be provided.

     (d) Upon the occurrence of a Collateral Perfection Trigger, the Controlling Party may instruct the Trustee and the Servicer to transfer and deliver, and the Servicer and the Trustee shall promptly cause the transfer and delivery of, each of the documents and instruments with respect to each Receivable listed in
Section 2.2(a) from the Custodians to the Trustee or to another custodian that is designated in writing by the Controlling Party. If Reliance or Affiliates of Reliance are acting as Custodians, the costs and expenses of any such transfer of documents and instruments shall be paid by Reliance.

     Section 2.3. Representations and Warranties of Reliance. By its execution of this Agreement, Reliance makes the following representations and warranties on which the Issuer relies in accepting the Receivables and the Other Conveyed Property and in issuing the Notes, on which the Trustee relies in authenticating the Notes and on which the Note Insurer relies in issuing the Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date, but shall survive the sale, contribution, transfer and assignment of the Receivables and the Other Conveyed Property to the Issuer.

     (a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations are true and correct in all material respects.

     (b) Organization and Good Standing. Reliance has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, the power and authority to (i) acquire, own, sell and otherwise transfer the Receivables and the Other Conveyed Property to the Issuer and (ii) enter into and perform its obligations hereunder and under its Related Documents.

     (c) Due Qualification. Reliance is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on (i) Reliance's ability to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement, (ii) the validity or enforceability of the Receivables and the Other Conveyed Property or
(iii) Reliance's ability to perform its obligations hereunder and under its Related Documents.

     (d) Power and Authority. Reliance has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, respectively; Reliance has power and authority to sell, contribute and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale, contribution and assignment to and deposit with the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and Reliance's Related Documents have been duly authorized by Reliance by all necessary corporate action.

     (e) Valid Transfer; Binding Obligations. This Agreement effects, as of the Closing Date, a valid transfer and assignment of the Receivables and the Other Conveyed Property from Reliance to the Issuer enforceable against Reliance and the creditors of and any purported purchasers thereof from Reliance, and this Agreement and Reliance's Related Documents, when duly executed and delivered by the other parties thereto, shall constitute valid and binding obligations of Reliance enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (f) No Violation. The execution, delivery and performance by Reliance of this Agreement and its Related Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of Reliance, or any indenture, agreement, mortgage, deed of trust or other instrument to which Reliance is a party or by which it is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or (iii) violate any law, order, rule or regulation applicable to Reliance of any Governmental Authority having jurisdiction over Reliance or any of its properties, other than such conflicts, breaches, defaults, creation or imposition of Liens or violations that do not have a material adverse effect on (1) Reliance's ability to transfer the Receivables and the Other Conveyed Property to the Issuer pursuant to this Agreement, (2) the validity or enforceability of the Receivables and the Other Conveyed Property or (3) Reliance's ability to perform its obligations hereunder and under its Related Documents.

     (g) No Proceedings. There are no proceedings or investigations pending or, to the best of Reliance's knowledge, threatened against Reliance, before any Governmental Authority having jurisdiction over Reliance or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by Reliance of its obligations under, or the validity or enforceability of, this Agreement or any of the Related Documents or the validity or enforceability of the Receivables and the Other Conveyed Property, or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale, contribution and assignment of the Receivables and Other Conveyed Property hereunder.

     (h) No Consents. No consent, approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by Reliance in connection with the execution, delivery or performance of this Agreement or its Related Documents or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained.

     (i) Chief Executive Office. The chief executive office of Reliance is at 400 North Loop 1604 East, Suite 210, San Antonio, Texas 78232.

     (j) Performance of Covenants. Reliance does not believe, nor does it have any reasonable cause to believe, that it cannot perform its covenants contained in this Agreement.

     (k) Consummation of Transactions. The transactions contemplated by the Related Documents are being consummated by Reliance in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

     (l) Consideration. The consideration received by Reliance as set forth herein is fair consideration having value reasonably equivalent to or in excess of the value of the Receivables and the Other Conveyed Property and the performance of Reliance's obligations hereunder.

     (m) Insolvency. Neither on the date of the transactions contemplated by the Related Documents or immediately before or after such transactions, nor as a result of the transactions, will Reliance:

          (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

          (B) be engaged in or about to engage in business or a transaction for which any property remaining with Reliance will be an unreasonably small capital or the remaining assets of Reliance will be unreasonably small in relation to its respective business or the transaction; and

          (C) have intended to incur, or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due. Reliance's assets and cash flow enable it to meet its present obligations in the ordinary course of business as they become due.

     (n) Assets. Both immediately before and after the transactions contemplated by the Related Documents (a) the present fair salable value of Reliance's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of Reliance's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

     (o) Tax Returns. All tax returns or extensions required to be filed by Reliance in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon Reliance, or upon any of the respective properties, income or franchises of Reliance, shown to be due and payable on such returns have been, or will be, paid when due (other than taxes, assessments, fees and other charges (A) being contested in good faith and (B) with respect to which the failure to pay would not, individually or in the aggregate have a material adverse effect on Reliance or its ability to perform its obligations under the Related Documents). To the best of Reliance's knowledge, all such tax returns are true and correct and Reliance has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor.

     (p) No Violation. Reliance (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter, bylaw or instrument to which it is a party or by which it may be bound and, in each case, such violation or failure to obtain would have a material adverse effect on the business or condition (financial or otherwise) of Reliance.

     (q) Consolidated Returns. Reliance and the Issuer are members of an affiliated group with the meaning of Section 1504 of the Internal Revenue Code, which will file a consolidated federal income tax return at all times until termination of the Related Documents.

     (r) Common Stock of Issuer. Reliance is the registered owner of all of the issued and outstanding common stock of the Issuer, all of which common stock is validly issued, fully paid and nonassessable.

     (s) ERISA. Reliance does not maintain any "employee pension benefit plan" nor is it under "common control" or have common control with any entity with a "multi-employer plan" (as such terms are defined in Section 3(2) of ERISA) that is subject to title IV of ERISA.

     Section 2.4. Repurchase of Receivables Upon Breach of Warranty. Upon discovery by any of Reliance, the Servicer, the Note Insurer, the Issuer or the Trustee of a breach of any of the representations and warranties of Reliance contained in Section 2.3(a) that has a material adverse effect on the interests of the Noteholders or the Note Insurer in any Receivable, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of Reliance under this Section 2.4; and provided, further, that any Receivable listed on a certification by a Custodian pursuant to the second or third sentence of Section 3(a) of the Custodian Agreement shall be deemed to be a Receivable for which Reliance has breached the representation and warranty set forth in paragraph 11 or 15, as applicable, of the Schedule of Representations in respect of the related Receivable that has a material adverse effect on the interest of the Noteholders and the Note Insurer. As of the second Accounting Date (or, at Reliance's election, the first Accounting Date) following its discovery or its receipt of notice of any such breach Reliance shall, unless such breach shall have been cured in all material respects, repurchase such Receivable from the Issuer and, on or before the Deposit Date following such Accounting Date, Reliance shall pay the Purchase Amount to the Issuer pursuant to Section 4.4. The obligation of Reliance to repurchase any Receivable as to which a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against Reliance for such breach available to the Note Insurer (other than as provided in Sections 2.02(q) and 3.04 of the Insurance Agreement), the Trustee (other than as provided in Section 2.8) on behalf of the Noteholders or the Noteholders and any breaches of the representations or warranties with respect to such Receivables shall be deemed cured as of the date of such purchase.

     Section 2.5. Assignment of Receivables. With respect to all Administrative Receivables and all Warranty Receivables purchased by the Servicer or Reliance and all Receivables purchased by the Servicer pursuant to
Section 8.1, the Trustee shall take any and all actions reasonably requested by Reliance or the Servicer, at the expense of the requesting party, to assign, without recourse, representation or warranty, to Reliance or the Servicer, as applicable, all the Issuer's right, title and interest in and to such Purchased Receivables, all monies due thereon on and after the date of purchase, the security interests in the Receivables, the related Financed Vehicles and the Other Conveyed Property with respect thereto, proceeds from any Insurance Policies, proceeds from recourse against Dealers (including the enforcement of repurchase obligations) on such Receivables and the interests of the Issuer in certain rebates of premiums and other amounts relating to the Insurance Policies and any documents relating thereto, such assignment being an assignment outright and not for security; and Reliance or the Servicer, as applicable, shall thereupon own such Purchased Receivable, and all such security and documents, free of any further obligation to the Issuer, the Trustee, the Note Insurer or the Noteholders with respect thereto. The Trustee shall take any and all actions reasonably requested by Reliance or the Servicer, at the expense of the requesting party, to release its security interest in each Purchased Receivable, in the related Financed Vehicle and in the Other Conveyed Property with respect thereto. The Servicer shall remove such Purchased Receivable from the Schedule of Receivables and mark the Electronic Ledger accordingly and shall send a copy of the amended Schedule of Receivables to the Trustee and the Note Insurer.

     Section 2.6. Collecting Lien Certificates. With respect to each Receivable File that was delivered to a Custodian on or before the Closing Date without a Lien Certificate, the Servicer shall use its best efforts to collect the applicable Lien Certificate from the Registrar of Titles as promptly as practicable. If such Lien Certificate showing Reliance or an Originator as first lienholder is not received by such Custodian within 120 days after the Closing Date (or within 180 days after the Closing Date with respect to Lien Certificates to be issued in the states of Indiana or Nevada), then the representation and warranty in paragraph 15 of the Schedule of Representations in respect of such Receivable shall be deemed to have been breached in a manner that has a material adverse effect on the Noteholders and the Note Insurer, and

Reliance shall be obligated to purchase such Receivable under Section 2.4.

     Section 2.7.   Covenants of Reliance.

     (a) Reliance will duly fulfill all obligations on its part to be fulfilled under or in connection with each Receivable, will not change or modify the terms of the Receivables except as expressly permitted by the terms of Related Documents and will do nothing to impair the rights of the Issuer or the Trustee in the Receivables or the Financed Vehicles or the acquisition by the Issuer of the Receivables or the Other Conveyed Property. If the rights of Reliance under any Receivable, any guaranty of the related Obligor's obligations under any Receivable or any Insurance Policy are not assignable or have not been assigned to the Issuer or to the Trustee, Reliance will enforce such rights on behalf of the Issuer and the Trustee.

     (b) Reliance will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Indenture Collateral or any part thereof; provided, however, that Reliance may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer or the Trustee in the Indenture Collateral.

     (c) Reliance will advise the Issuer, the Note Insurer and the Trustee promptly, in reasonable detail, of the occurrence of any breach by Reliance of any of its representations, warranties and covenants contained herein following discovery by Reliance of any such breach. Reliance shall notify the Issuer, the Trustee and the Note Insurer promptly after becoming aware of any Lien on any Indenture Collateral.

     (d) Reliance will execute or endorse, acknowledge and deliver to the Issuer and the Trustee from time to time such schedules, confirmatory assignments, conveyances, powers of attorney, and other reassurances or instruments and take such further similar actions relating to the Receivables, the related Financed Vehicles and the rights covered by the Related Documents, as the Issuer or the Trustee may reasonably request to preserve and maintain title to the Indenture Collateral and the rights of the Trustee and the Holders of Notes therein against the claims of all Persons and parties.

     (e) Reliance (i) will (A) maintain its books and records separate from the books and records of the Issuer and (B) maintain bank accounts separate from those of the Issuer and (C) maintain two independent directors on the Issuer's board of directors, so long as Reliance is a shareholder of the Issuer and (ii) will not (X) take any action that would cause the dissolution or liquidation of the Issuer or (Y) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of the Issuer. This subsection (e) shall survive termination of this Agreement.

     (f) The annual financial statements of Reliance will disclose the effects of the transactions contemplated by the Related Documents as a financing by the Issuer in accordance with generally accepted accounting principles. The financial statements of Reliance and the Issuer will also disclose that the assets of the Issuer are not available to pay creditors of Reliance. The resolutions, agreements and other instruments underlying the Related Documents will be continuously maintained by Reliance as official records.

     (g) The affiliated group of which Reliance and the Issuer are members within the meaning of Section 1504 of the Code shall treat the Receivables as owned by the Issuer for federal, state and local income tax purposes, shall include in the computation of the Issuer's gross income the income from the Receivables, shall treat the Notes as debt of the Issuer and shall cause the Issuer to deduct the interest paid or accrued with respect to the Notes in accordance with such group's applicable method of accounting.

     (h) If Reliance elects to transfer the common stock of the Issuer to an affiliate or pledge a security interest in such common stock, as a condition to such sale or pledge Reliance shall provide prior notice thereof to the Rating Agencies and, on behalf of the Issuer, obtain an agreement from the transferee or the secured party that it will take no action that would cause the Issuer to breach any of its covenants under any Related Document, and that for so long as the Indenture is in effect, it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

     (i) Reliance shall not merge or consolidate with any other Person, convey, transfer or lease all or substantially all its assets (in one transaction or a series of transactions) to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the obligations of Reliance contained in this Agreement and shall be reasonably acceptable to the Controlling Party; provided, however, that none of the provisions of this clause
(i) shall prohibit the split-off transactions currently pending with respect to Reliance and its Affiliates pursuant to which Reliance will be merged into a corporation that will be renamed Reliance Acceptance Corporation and Reliance will remain an indirect wholly-owned subsidiary of Cole Taylor Financial Group, Inc., to be renamed Reliance Acceptance Group, Inc. (the "Split-off Transactions"). Any corporation (i) into which Reliance may be merged or consolidated, (ii) resulting from any merger or consolidation to which Reliance shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of Reliance or
(iv) succeeding to the business of Reliance, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of Reliance under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to Reliance under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that the corporation into which Reliance is merged in connection with the Split-off Transaction shall be the successor to Reliance under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; and provided, further, that nothing contained herein shall be deemed to release Reliance from any obligation hereunder. Reliance shall provide prior written notice of any merger, consolidation or succession pursuant to this Section 2.7(i) to the Trustee, the
Note Insurer and each Rating Agency. Notwithstanding the foregoing, Reliance shall not merge or consolidate with any other Person or permit any other Person to become a successor to all or substantially all of its business or assets, unless Reliance shall have provided prior notice to the Rating Agencies and (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.3 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become a Collateral Perfection Trigger or Event of Default shall have occurred, (y) Reliance shall have delivered to the Trustee, the Rating Agencies and the Note Insurer an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 2.7(i) and
(z) Reliance shall have delivered to the Trustee, the Rating Agencies and the
Note Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Issuer and the Trustee on behalf of the Noteholders and the
Note Insurer in the Receivables and the Other Conveyed Property or (B) no such action shall be necessary to preserve and protect such interest; provided, however, that, in connection with the Split-off Transactions, Reliance also shall deliver to the Trustee, the Rating Agencies and the Note Insurer an Opinion of Counsel stating that if Reliance became a debtor in a bankruptcy proceeding, the bankruptcy court would not substantively consolidate the assets and liabilities of the Issuer with those of Reliance and shall not be required to deliver the Opinion of Counsel described in clause (y) above.

     (j) If the Issuer or the Trustee receives actual notice of any tax, fee or governmental charge payable by Reliance, the Issuer or the Trustee to any federal, state or local government as a direct result of the sale, contribution, transfer, assignment or conveyance of the Receivables and the Other Conveyed Property ("Transfer Taxes"), other than Transfer Taxes which have been paid by Reliance, arising out of the sale, contribution, transfer, assignment or conveyance of the Receivables and the Other Conveyed Property, on written demand by the Issuer or the Trustee or upon Reliance otherwise being given notice thereof by the Issuer or the Trustee Reliance shall pay and otherwise indemnify and hold the Issuer, the Trustee and the Note Insurer harmless, on an after-tax basis, from and against any and all such Transfer Taxes (it being understood that the Noteholders, the Trustee, the Issuer and the Note Insurer shall have no obligation to pay such Transfer Taxes).

     Section 2.8.   Indemnification.  Notwithstanding Section 2.4 and Section
3.7 or any other provision of any Related Document, Reliance agrees to indemnify the Note Insurer, the Trustee, the Noteholders, each of their respective parents, subsidiaries and Affiliates and any of their directors, officers, employees or agents against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by such Person due to any claim, counterclaim, rescission, set-off or defense asserted by an Obligor relating to the goods and services provided under a Receivable.


                                  ARTICLE III
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 3.1. Duties of the Servicer. The Servicer is hereby authorized to act as agent for the Issuer and on behalf of the Trustee and the Note Insurer and in such capacity shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with its Credit and Collection Policy and customary and usual procedures of institutions that service motor vehicle retail installment sales contracts and installment loans and with the same degree of skill and attention that the Servicer exercises from time to time with respect to comparable motor vehicle receivables that it services for its own account or the account of others. In performing such duties, to the extent consistent with the foregoing, it shall comply with its Credit and Collection Policy, as such Credit and Collection Policy may be amended from time to time, so long as such amendments shall not materially and adversely affect the interests of the Noteholders, the Note Insurer or the Issuer. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Trustee, the Issuer and the Note Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein. The Servicer shall also administer and enforce all rights of the holder of the Receivables provided for in the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Receivables Purchase Agreement, to the extent they relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles, in each case subject to any applicable limitations on amendments and modifications to Receivables set forth in Section 3.2(b) and 3.2(c). The Servicer is authorized to release Liens on Financed Vehicles granted by the Receivables in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with its customary standards, policies and procedures. The Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, legal proceedings to enforce Receivables or to commence or participate in any other legal proceedings (including bankruptcy proceedings) relating to or involving Receivables, Obligors or Financed Vehicles. If the Servicer commences or participates in such legal proceedings in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivables to the Servicer solely for purposes of commencing or participating in any such proceedings as a party or claimant, and the Servicer is authorized and empowered by the Issuer to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Issuer shall furnish the Servicer with any powers of attorney and other documents that the Servicer may reasonably request and that the Servicer deems necessary or appropriate and take any other steps that the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Section 3.2.  Collection of Receivable Payments; Modifications of
Receivables.

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as set forth in its Credit and Collection Policy and as it follows with respect to comparable automobile receivables that it services for its own account or the account of others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies, the Receivables Purchase Agreement and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

     (b) The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to another date within the Collection Period in which such due date occurs, (ii) change the Obligor's regular due date to a date in the Collection Period following the Collection Period in which such due date occurs; provided, however, that any such change shall only be permitted once during the term of a Receivable or
(iii) reamortize the Scheduled Payments on the Receivable following a partial prepayment of principal (other than any such reamortization that results in a payment extension).

     (c) The Servicer may grant payment extensions on, or agree to other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 3.2(b)) only as set forth below:

          (i) In no event may a Receivable be extended more than two times within any twelve month period, more than three times during the term of the Receivable or beyond the Collection Period six months preceding the Final Scheduled Payment Date; provided, however, that (A) no extension may be granted unless at least three Scheduled Payments have been made on the Receivable, (B) no second extension may be granted unless six Scheduled Payments have been made on the Receivable and (C) no third extension may be granted unless nine Scheduled Payments have been made on the Receivable; and

          (ii) The Servicer shall not amend or modify a Receivable (except as otherwise permitted in Section 3.2(b) and this Section 3.2(c)) without the consent of the Note Insurer or a

     Note Majority (if an Insurer Default shall have occurred and be continuing).

     Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Issuer, the Note Insurer and the Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

     (d) The Servicer shall remit all payments by or on behalf of the Obligors (including Liquidation Proceeds) received directly by the Servicer or by an Originator to the Collection Account as soon as practicable, but in no event later than three Business Days after receipt thereof.

     Section 3.3.   Realization Upon Receivables.

     (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Receivable but in no event later than the date on which at least 5% of a Scheduled Payment has become 120 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer as provided in Section 3.2(d). The Servicer shall be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 3.2(d)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Liquidation Proceeds with respect to such Receivables.

     (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such agreements for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce any such agreement on the grounds that it is not a real party in interest or a Person entitled to enforce such agreement, the Trustee, at the Servicer's expense, or the Issuer, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such agreement, including bringing suit in its name or the name of the Issuer or of the Issuer and the Trustee for the benefit of the Noteholders and the Note Insurer. All amounts recovered shall be remitted directly by the Servicer as provided in Section 3.2(d).

     Section 3.4.   Insurance.

     (a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 20 of the Schedule of Representations and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its Credit and Collection Policy (to the extent consistent with the standards required by Section 3.1).
If the Servicer shall determine that an Obligor has failed to obtain or maintain physical loss and damage insurance covering the related Financed Vehicle that satisfies the conditions set forth in such Paragraph 20 (including during the repossession of such Financed Vehicle), the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its Credit and Collection Policy. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance"), which policy shall by its terms insure against physical loss and damage if any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer out of its own funds with no right of reimbursement therefor unless, with respect to a successor Servicer other than Reliance or an Affiliate thereof, the Note Insurer directs such successor Servicer to obtain and maintain Collateral Insurance.

     (b) The Servicer may, if an Obligor fails to obtain or maintain physical loss and damage insurance, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Liquidation Proceeds with respect to the Receivable, as provided in Section 3.4(c).

     (c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the related Receivable. For all purposes of this Agreement, the premium charged to the Obligor if the Servicer obtains Forced-Placed Insurance (the "Insurance Add-On Amount") with respect to any Receivable having Force-Placed Insurance shall be treated as a separate obligation of the Obligor and shall not be added to the Principal Balance of such Receivable, and amounts allocable thereto shall not be available for distribution on the Notes. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, the payment shall be applied first to any unpaid Scheduled Payments to the extent due and payable and then to the Insurance Add-On Amount. Liquidation Proceeds on any Receivable shall be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Issuer for the Purchase Amount on any subsequent Deposit Date. Any such Receivable and any Receivable with respect to which the Servicer has placed Force-Placed Insurance that has been paid in full (excluding any Insurance Add-On Amounts) shall be assigned to the Servicer.

     (d) The Servicer may sue to enforce or collect upon the Insurance Policies in its own name or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Issuer, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Trustee for the benefit of the Noteholders and the Note Insurer.

     (e) The Servicer shall cause itself (or a Subservicer) to be named as named insured under all Insurance Policies.

     Section 3.5.   Maintenance of Security Interests in Vehicles.

     (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Issuer as are necessary to maintain perfection of the Trustee, on behalf of the Noteholders and the Note Insurer, in the security interest in each Receivable and the security interest created by each Receivable in the related Financed Vehicle, including obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trustee and the Issuer hereby authorize the Servicer, and the Servicer agrees, to take any and all steps necessary to perfect or re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trustee, the Servicer and Reliance each hereby agree that the designation of Reliance or an Originator as the secured party on the certificate of title is in its capacity as agent of the Trustee, solely for purposes of providing perfection of the security interest therein.

     (b) Upon the occurrence of a Collateral Perfection Trigger, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be reasonably necessary to perfect or re-perfect the security interests in the Financed

Vehicles securing the Receivables in the name of the Trustee by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be reasonably necessary or prudent. Reliance hereby agrees to pay promptly all expenses related to such perfection or re-perfection or naming of the Trustee as the secured party and to take promptly all action necessary therefor. In addition, prior to the occurrence of a Collateral Perfection Trigger, the Controlling Party may instruct the Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be reasonably necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trustee, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be reasonably necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of a Collateral Perfection Trigger, all out-of-pocket expenses of Reliance, the Issuer, the Servicer or the Trustee in connection with such action shall be reimbursed to the Servicer or the Trustee, as applicable, by the Controlling Party. Reliance hereby appoints the Trustee as its attorney-in-fact to take any and all steps required to be performed by Reliance pursuant to this Section 3.5(b), including execution of Lien Certificates or any other documents in the name and stead of Reliance, and the Trustee hereby accepts such appointment.

     Section 3.6. Covenants, Representations and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Issuer relies in accepting the Receivables and issuing the Notes, on which the Trustee relies in authenticating the certificates and on which the Note Insurer relies in issuing the Policy.

     (a) The Servicer covenants as follows:

          (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable, sale of such Receivable in accordance with Section 3.3(a), purchase of the Receivable pursuant to Sections 2.4, 3.7 or 8.1 or as otherwise contemplated herein;

          (ii) No Impairment. The Servicer shall do nothing to impair in any material respect the rights of the Issuer, the Note Insurer, the Trustee or the Noteholders in the Receivables or the Other Conveyed Property;

          (iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 3.2;

          (iv) Restrictions on Liens. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for the Lien in favor of the Trustee for the benefit of the Noteholders and Note Insurer and the restrictions on transferability imposed by this Agreement and the Related Documents or (B) sign or file under the UCC of any jurisdiction any financing statement that names Reliance, any Originator or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee, for the benefit of the Noteholders and the Note Insurer or as otherwise permitted under this Agreement or the Related Documents; and

          (v) Stamping of Receivables. The Servicer shall stamp each Receivable pursuant to Section 2.2(b).

          (vi) Copies of Receivables File. The Servicer shall maintain a copy of each contract evidencing a Receivable required to be in each Receivable File pursuant to Section 2 of the Custodian Agreement.

     (b) The Servicer represents, warrants and covenants as of the Closing Date as to itself:

          (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power and authority to enter into and perform its obligations under this Agreement and its Related Documents;

          (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would have a material adverse effect on its ability to perform its obligations hereunder and under its Related Documents;

          (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, and the execution, delivery and performance of this Agreement and the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

          (iv) Binding Obligation. This Agreement and the Servicer's Related Documents, when duly executed and delivered by the other parties thereto, shall constitute valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v) No Violation. The execution, delivery and performance by the Servicer of this Agreement and its Related Documents, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (C) violate any law, order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties, other than such conflicts, breaches, defaults, creation or imposition of Liens or violations that do not have a material adverse effect on the Servicer's ability to perform its obligations hereunder and under its Related Documents;

          (vi) No Proceedings. There are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents, (C) seeking any determination or ruling that would have a material adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Related

     Documents or the validity or enforceability of a material portion of the Receivables and the Other Conveyed Property or (D) seeking to materially and adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale, contribution and assignment of the Receivables hereunder;

          (vii) No Consents. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made by the Servicer in connection with the execution, delivery or performance of this Agreement or its Related Documents or the consummation of the transactions contemplated hereby or thereby, except such as have been duly made, effected or obtained;

          (viii) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended; and

          (ix) Standard of Care. The Servicer has serviced the Receivables and Financed Vehicles in a manner consistent with industry standards for motor vehicle loans and motor vehicles similar to the Receivables and Financed Vehicles, and in any event in a prudent and commercially reasonable manner, and has conducted its servicing operations in a manner consistent with industry standards for servicing of automobile loan portfolios.

     Section 3.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Note Insurer, the Issuer or the Trustee of a breach of any of the covenants set forth in Sections 3.5 or 3.6(a) that has a material adverse effect on the interests of the Noteholders or the Note Insurer in any Receivable, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 3.7. As of the second Accounting Date (or, at the Servicer's election, the first Accounting Date) following its discovery or receipt of notice of any such breach, the Servicer shall, unless such breach shall have been cured in all material respects, purchase from the Issuer the Receivable(s) affected by such breach and, on or before the related Deposit Date, the Servicer shall deposit the related Purchase Amount into the Collection Account pursuant to Section 4.4. The obligation of the Servicer to purchase any Receivable with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Note Insurer (other than as provided in Sections 2.02(q) or 3.04 of the Insurance Agreement, so long as

Reliance is the Servicer), the Noteholders or the Trustee on behalf of the Noteholders and any breaches of the representations or warranties with respect to such Receivables shall be deemed cured as of the date of such purchase.

     Section 3.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Payment Date, the Servicer shall be entitled to receive out of the Payment Amount in the Collection Account the Basic Servicing Fee and any Supplemental Servicing Fee for the related Collection Period pursuant to Section
4.5. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders or the Note Insurer. The Servicer shall be liable for the fees and expenses of the Custodians, any Subservicers and the Independent Accountants and the fees (to the extent not paid pursuant to Section
4.5 or Section 5.4 of the Indenture) and expenses of the Trustee and the Backup Servicer.

     Section 3.9. Servicer's Certificate. No later than 10:00 a.m., New York City time, on each Determination Date, the Servicer shall deliver to the Trustee, the Backup Servicer, the Note Insurer and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things:

     (i) the date of the Accounting Date, the related Determination Date and the related Payment Date;

     (ii) the amount on deposit and the application of funds from the Collection Account specifying each of the payments set forth in Section 4.5 as of the related Determination Date, specifying the Collected Funds and Purchase Amounts received during the related Collection Period and the Interest Distributable Amount, the Principal Distributable Amount and the Noteholders' Principal Payment Amount for the related Payment Date;

     (iii) the amount on deposit in the Spread Account, the Credit Support Amount, the Credit Support Percentage, the Credit Support Required Percentage, the Floor Amount, the Overcollateralization, the Overcollateralization Percentage, the Spread Account Draw Amount, the Spread Account Percentage and the Spread Account Required Amount, each as of the related Determination Date;

     (iv) the amount of investment earnings or investment losses on amounts deposited in the Collection Account and the Spread Account;

     (v) the amount of Liquidation Proceeds received during the related Collection Period and the aggregate amount of all

Liquidation Proceeds from the Cutoff Date through the end of the related Collection Period;

     (vi) the aggregate Principal Balance of Receivables 30-59, 60-89 and 90 or more days delinquent and the calculation of the average Delinquency Ratio with respect to the three preceding Collection Periods;

     (vii) the aggregate Principal Balance of Defaulted Receivables for the related Collection Period and the calculation of the average Monthly Net Default Rate with respect to the three preceding Collection Periods;

     (viii) the aggregate Principal Balance of Defaulted Receivables since the Cutoff Date and the calculation of the Cumulative Net Default Rate;

     (ix) the weighted average coupon on the outstanding portfolio of Receivables as of the end of the related Collection Period;

     (x) the Aggregate Principal Balance as of the related Accounting Date;

     (xi) the Note Balance and the Note Factor as of the related Payment Date (after giving effect to all payments of principal on such Payment Date);

     (xii) the calculation of the Deficiency Amount, if any, with respect to the related Payment Date;

     (xiii) the calculation of the amounts to be reimbursed to the Note Insurer on the related Payment Date for prior payments by the Note Insurer;

     (xiv) an indication of whether any of the following events occurred during the related Collection Period: (a) a violation of any Portfolio Performance Test, (b) an Event of Default as defined in the Indenture, (c) a Collateral Perfection Trigger, (d) a Distribution Increase, (e) a Servicer Termination Event and (f) an Event of Default as defined in the Insurance Agreement;

     (xv) an identification by account number (as set forth in the Schedule of Receivables) of all Receivables that (a) became Purchased Receivables as of the related Deposit Date, (b) became Liquidated Receivables during the Collection Period or (c) were paid in full during the related Collection Period; and

     (xvi) the number of Receivables for which extensions have been granted during the related Collection Period.

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

Such Servicer's Certificate shall be signed by a Servicing Officer and shall state that, to the best of such Person's knowledge, such Servicer's Certificate is accurate in all material respects.

A copy of such Servicer's Certificate may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     Section 3.10. Annual Statement as to Compliance; Notice of Servicer Termination Event.

     (a) The Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Note Insurer and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December 31) of each year, beginning on April 30, 1997, an Officer's Certificate of the Servicer, dated as of the preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Issuer, the Trustee, the Backup Servicer, the Note Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than three Business Days thereafter, written notice in an Officer's Certificate of any event that, with the giving of notice or lapse of time, would become a Servicer Termination Event under Section 7.1.

     Section 3.11.  Annual Independent Accountants' Report.

     (a) The Servicer shall cause KPMG Peat Marwick or another firm of nationally recognized independent certified public accountants acceptable to the
Note Insurer (the "Independent Accountants"), who may also render other services to the Servicer or to the Issuer, to deliver to the Issuer, the Trustee, the Backup Servicer, the Note Insurer and each Rating Agency, on or before April 30 (or 120 days after the end of the Servicer's fiscal year, if other than December
31) of each year, beginning on April 30, 1997, with respect to the twelve months ended the preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "Accountants' Report"), addressed to the Board of Directors of the Servicer, the Issuer, the Trustee, the Backup Servicer and the Note Insurer, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that: (i) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (ii) the firm is independent of the Issuer and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (iii) certain agreed upon procedures were performed relating to three randomly selected Servicer's Certificates (including a reconciliation of all amounts set forth in such Servicer's Certificates) and the only exceptions or errors in the Servicer's Certificates found therein are set forth in such report.

     (b) A copy of the Accountants' Report may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

     Section 3.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Issuer, the Trustee, the Backup Servicer and the Note Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this
Section 3.12.

     Section 3.13. Monthly Tape; Certain Duties of Backup Servicer. (a) On or before the third Business Day, but in no event later than the seventh calendar day, of each month, the Servicer shall deliver to the Trustee and the Backup Servicer and, at the Note Insurer's request, the Note Insurer a computer tape or a diskette (or any other electronic transmission acceptable to the Trustee, the Note Insurer and the Backup Servicer) in a format acceptable to the Trustee, the
Note Insurer and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer's Certificate relating to the next Determination Date and necessary to determine the application of collections as provided in Section 4.3 and 4.5.

     (b) The Backup Servicer shall use such tape or diskette (or other means of electronic transmission acceptable to the Trustee, the Note Insurer and the Backup Servicer) to verify all information and calculations in the Servicer's Certificate delivered by the Servicer. The Backup Servicer shall certify to the Controlling Party that it has verified all information and calculations in the Servicer's Certificate in accordance with this Section 3.13 and shall notify the Servicer and the Controlling Party of any discrepancies, in each case on or before the second Business Day following the Determination Date; provided, however, that the Backup Servicer shall not be responsible for the content or accuracy of any information provided by the Servicer therein. If the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the related Payment Date. If the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the related Payment Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the third Business Day, but in no event later than the fifth calendar day, of the following month, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date.

     (c) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including with respect to supervising, verifying, monitoring or administering the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer, except for the express duties set forth herein.

     Section 3.14 Duties of the Servicer under the Indenture. The Servicer (or in the case of clause (b) below, Reliance if Reliance is not the Servicer hereunder) shall perform on behalf of the Issuer the following duties of the Issuer under the Indenture (references are to the applicable Sections in the Indenture):

          (a) the direction to the Paying Agent, if any, to deposit moneys with the Trustee (Section 3.3);

          (b) the obtaining and preserving of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Indenture Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

          (c) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

          (d) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with
     Section 3.9 of the Indenture, as to compliance with the Indenture (Sections
     3.6 and 3.9);

          (e) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

          (f) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

          (g) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8, 6.9 and 6.10);

          (h) the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Collection Account (Sections
     8.2 and 8.3);

          (i) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures (Sections 9.1, 9.2 and 9.3);

          (j) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Trustee to take any action under the Indenture (Section 11.1(a));

          (k) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the Lien of the Indenture (Section 11.1(b)); and

          (l)  the recording of the Indenture, if applicable (Section 11.14).

     Section 3.15. Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a fidelity bond and errors and omissions policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables.

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

     Section 3.16. Compliance with Laws. The Servicer shall comply in all material respects with the requirements of all applicable laws (including any federal or state laws regulating the collection or enforcement of consumer debts and/or the foreclosure upon, and repossession of, vehicles) in the discharge of its duties and obligations hereunder.


                                   ARTICLE IV
                        ACCOUNTS; COLLECTIONS; PAYMENTS;
                           STATEMENTS TO NOTEHOLDERS

     Section 4.1. Accounts. (a) The Trustee shall establish the Collection Account in the name of the Trustee for the benefit of the Noteholders and the
Note Insurer. The Collection Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee.

     (b) The Trustee shall establish the Spread Account in the name of the Trustee for the benefit of the Noteholders and the Note Insurer. The Spread Account shall be an Eligible Account and initially shall be a segregated trust account established with the Trustee.

     (c) All amounts held in the Collection Account and the Spread Account shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Trustee, as directed by the Servicer, in Eligible Investments that mature not later than one Business Day prior to the Payment Date for the Collection Period to which such amounts relate. Any such written direction shall certify that any such investment is authorized by this Section 4.1. Upon receipt of such written direction or upon an investment pursuant to clause (v) of the definition of Eligible Investments due to the failure of the Servicer to provide such written direction, the Trustee shall confirm the credit rating or, if more than one credit rating has been assigned, each such credit rating of each institution in which funds are invested. Investments in Eligible Investments in the case of the Collection Account, shall be made in the name of the Trustee on behalf of the Noteholders and the Note Insurer, and in the case of the Spread Account, shall be made in the name of the Trustee on behalf of the Noteholders and the Note Insurer, and such investments shall not be sold or disposed of prior to their maturity. Any investment of funds in the Collection Account and the Spread Account shall be made in Eligible Investments held by a financial institution with respect to which (a) such institution has noted the Trustee's interest therein by book entry or otherwise and (b) a confirmation of the Trustee's interest has been sent to the Trustee by such institution, provided that such Eligible Investments are (i) specific certificated securities (as such term is used in the Illinois UCC), and (ii) either (A) in the possession of such institution or (B) in the possession of a clearing corporation (as such term is used in the Illinois UCC), registered in the name of such clearing corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Trustee's security interest therein, and held by such clearing corporation in an account of such institution. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner that complies with this Section 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Collection Account and the Spread Account shall be distributed as and to the extent provided in Section 4.5.

     (d) On the Closing Date prior to the issuance of the Notes, the Servicer shall deposit in the Collection Account (i) all Scheduled Payments and prepayments of Receivables received by the Servicer on or after the Cutoff Date and prior to the Closing Date and (ii) all Liquidation Proceeds and proceeds of Insurance Policies realized in respect of Financed Vehicles and applied by the Servicer on or after the Cutoff Date.

     Section 4.2. Servicer Reimbursements. The Servicer shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder that is not reimbursed from amounts to be deposited into the Collection Account prior to the related Payment Date shall be paid to the Servicer on the related Payment Date pursuant to Section 4.5(i). Upon the request of the Trustee or the Note Insurer, the Servicer shall certify any amount to be reimbursed hereunder and shall supply such other information as may be necessary in the opinion of the Trustee and the Note Insurer to verify the accuracy of such certification.

     Section 4.3. Application of Collections. For purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

          (a) With respect to each Receivable, payments by or on behalf of the Obligor (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied first to interest accrued through the date of payment and then to unpaid principal. With respect to each Liquidated Receivable, Liquidation Proceeds shall be applied

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

     first to principal and then to interest with respect to such Receivable. Any prepayment of principal during each Collection Period shall be immediately applied to reduce the principal balance of the Receivable during such Collection Period.

          (b) With respect to each Receivable that has become a Purchased Receivable on any Deposit Date, the Purchase Amount shall be applied to interest and principal on the Receivable in accordance with the terms of the Receivable as if the Purchase Amount had been paid by the Obligor on the Accounting Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

          (c) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 4.5(i).

          (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date preceding the Deposit Date on which the Purchase Amount was paid by Reliance or the Servicer shall be paid to Reliance or the Servicer, respectively, and shall not be included in the Available Funds.

     Section 4.4. Additional Deposits. On or before each Deposit Date, the Servicer or the Issuer shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Payment Date, the Trustee shall remit to the Collection Account any amounts withdrawn from the Spread Account pursuant to Section 5.3. Upon receipt, the Trustee shall remit to the Collection Account any amounts delivered to the Trustee by the Note Insurer.

     Section 4.5. Payments. From the Collection Account, on each Payment Date, except as provided in Section 5.4 of the Indenture, the Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date) distribute the following amounts to the holders of record on the Record Date and in the following order of priority:

          (i) first, from the Payment Amount, to the Servicer, the Basic Servicing Fee for the related Collection Period, any Supplemental Servicing Fees for the related Collection Period, and any amounts specified in
     Section 4.2, to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 4.2, and in each case any such fees or amounts that are accrued and unpaid from prior Collection Periods;

          (ii) second, from the remaining Payment Amount, pro rata to the Backup Servicer all accrued and unpaid expenses up to $100,000 relating to the assumption of servicing responsibilities by the Backup Servicer, to the Trustee, all accrued and unpaid Trustee fees, to the Backup Servicer, all accrued and unpaid Backup Servicer Fees, and to the Custodian (other than any Originator or Reliance), all accrued and unpaid Custodian Fees to the extent not paid by the Servicer;

          (iii) third, from the remaining Payment Amount to the Note Insurer, the Premium for such Payment Date;

          (iv) fourth, from the remaining Amount Available to the Noteholders, the Interest Distributable Amount for such Payment Date;

          (v) fifth, from the remaining Amount Available to the Noteholders, the Noteholders' Principal Payment Amount for such Payment Date;

          (vi) sixth, from the remaining Payment Amount to the Note Insurer, to the extent of any Reimbursement Amounts;

          (vii) seventh, if a Distribution Increase has occurred and has not been waived by the Controlling Party, any remaining Available Funds and any amounts on deposit in the Spread Account in excess of the Spread Account Required Amount shall be paid to Noteholders in payment of principal on the Notes until the Note Balance is reduced to zero;

          (viii) eighth, any remaining Available Funds to the Spread Account to the extent necessary to make the amount on deposit in the Spread Account equal to the Spread Account Required Amount (after giving effect to all withdrawals from the Spread Account on such date);

          (ix) ninth, from remaining Available Funds the costs and expenses incurred in connection with the transfer of the Receivable Files pursuant to Section 2.2(d) or re-titling of the Financed Vehicles pursuant to
     Section 3.5(b), to the extent Reliance has failed to pay such amounts pursuant to Section 2.2(d) or Section 3.5(b);

          (x) tenth, any remaining Available Funds to the Backup Servicer or any other successor Servicer, in either case when acting as Servicer, to cover indemnification obligations of the Issuer; and

          (xi) eleventh, any remaining Available Funds and any amounts on deposit in the Spread Account in excess of the Spread Account Required Amount shall be paid to the Issuer.

     Section 4.6.   [Reserved].

     Section 4.7. Statements to Noteholders. (a) On each Payment Date, the Trustee shall include with each distribution to each Noteholder, a statement prepared by the Servicer (which statement shall also be provided to the Note Insurer and to each Rating Agency), based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to Section 3.9, setting forth for such Payment Date and the Collection Period relating to such Payment Date the following information:

          (i) the amount of such payment allocable to principal;

          (ii) the amount of such payment allocable to interest;

          (iii) the amount of each such payment described in clause (i) or (ii) payable out of amounts withdrawn from the Spread Account or pursuant to a claim on the Policy and the amount remaining in the Spread Account;

          (iv) the Note Balance (after giving effect to payments made on such Payment Date);

          (v) the amount of fees paid by the Issuer to the Servicer with respect to such Collection Period;

          (vi) the amount of each of the Interest Carryover Shortfall and the Principal Carryover Shortfall, if any, on such Payment Date and the change in such amounts from those of the prior Payment Date;

          (vii) the Note Factor (after giving effect to payments made on such Payment Date);

          (viii) the aggregate Purchase Amount, if any, for the related Deposit Date, the aggregate principal amount of Receivables that became Liquidated Receivables during the related Collection Period and the aggregate amount of Liquidation Proceeds collected during the related Collection Period;

          (ix) the average Delinquency Ratio for the three Collection Periods preceding the current Collection Period, the average Monthly Net Default Rate for the three Collection Periods preceding the current Collection Period, and the Cumulative Net Default Rate as of the related Determination Date;

          (x) whether any Distribution Increase, Event of Default under the Indenture or Collateral Perfection Trigger has occurred and has not been waived as of the related Determination Date;

          (xi) whether any Portfolio Performance Test has been violated as of the related Determination Date or, if a Portfolio Performance Test has been violated on a prior Determination Date, whether such Portfolio Performance Test has been Deemed Cured as of the related Determination Date; and

          (xii) whether, to the knowledge of the Servicer, a Servicer Termination Event has occurred and has not been waived as of the related Determination Date or an Insurer Default has occurred and is continuing.

Each amount set forth pursuant to clauses (i), (ii) and (vi) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

A copy of such statement may be obtained by any Note Owner by a request in writing to the Trustee addressed to the Corporate Trust Officer.

     (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Trustee shall mail, to each Person who at any time during such calendar year shall have been a Holder of a Note, a statement containing the sum of the amounts set forth in clauses (i), (ii) and (v).

     Section 4.8. Optional Deposits by the Note Insurer. The Note Insurer shall at any time, and from time to time, have the option (but shall not be required, except as provided in Section 5.4 and in accordance with the terms of the Policy) to deliver amounts to the Trustee for deposit into the Collection Account to provide funds in respect of the payment of fees or expenses of any provider of services to the Issuer with respect to such Payment Date.


                                   ARTICLE V
                       THE SPREAD ACCOUNT AND THE POLICY

     Section 5.1. Spread Account Initial Deposit; Spread Account Required Amount. On the Closing Date from the proceeds of the sale of the Notes the Trustee, upon receipt of such proceeds, shall make an initial Spread Account deposit in the amount of $2,322,170.19 (the "Spread Account Initial Deposit"), which is equal to 1.75% of the Cutoff Date Principal Balance. As of each Payment Date, pursuant to Section 4.5(viii) the Issuer shall deposit from the remaining Available Funds the amount necessary to make the amount on deposit in the Spread Account equal to the Spread Account Required Amount.

     Section 5.2. Policy. The Issuer agrees, simultaneously with the execution and delivery of this Agreement, to cause the Note Insurer to issue the Policy for the benefit of the Issuer and the Noteholders in accordance with the terms thereof.

     Section 5.3. Withdrawals from Spread Account. If the Servicer's Certificate with respect to any Determination Date shall state that the amount of the Available Funds with respect to such Determination Date is less than the sum of (a) the amounts payable on the related Payment Date pursuant to clauses
(i) through (iv) of Section 4.5, (b) the Principal Distributable Amount and (c) the amount payable on the related Payment Date pursuant to clause (vi) of
Section 4.5 if so directed by the Note Insurer (such deficiency being a "Spread Account Draw Amount"), then the Trustee shall withdraw from the Spread Account funds in the amount of such Spread Account Draw Amount (to the extent of the funds available therein) on or prior to the next Payment Date. The amounts withdrawn by the Trustee from the Spread Account shall be deposited by the Trustee into the Collection Account pursuant to Section 4.4.

     Section 5.4. Claims Under Policy. (a) The Trustee shall determine on the related Draw Date whether the sum of (i) the amount of Available Funds with respect to such Determination Date (as stated in the Servicer's Certificate with respect to such Determination Date), plus (ii) the amount of the Spread Account Draw Amount, if any, to be withdrawn by the Trustee from the Spread Account pursuant to Section 5.3 with respect to such Payment Date would be insufficient, after giving effect to the distributions required by Section 4.5(i) through
(iii), to pay the sum of the Interest Distributable Amount and the amount set forth in Section 4.5(v) for the related Payment Date, then the Trustee shall furnish to the Note Insurer no later than 12:00 noon, New York City time, on the related Draw Date a completed Notice of Claim in the amount of the shortfall in amounts so available to pay the Interest Distributable Amount and the amount set forth in Section 4.5(v) with respect to such Payment Date (the amount of any such shortfall being hereinafter referred to as the "Deficiency Amount"). Amounts paid by the Note Insurer under the Policy shall be deposited by the Trustee into the Collection Account pursuant to Section 4.4 for payment to Noteholders on the related Payment Date and shall remain uninvested.

     (b) Any notice delivered by the Trustee to the Note Insurer pursuant to
Section 5.4(a) shall specify the Deficiency Amount claimed under the Policy and shall constitute a "Notice of Claim" under the Policy. In accordance with the provisions of the Policy,

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

the Note Insurer is required to pay to the Trustee the Deficiency Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of
(i) the fourth Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Payment Date. Any payment made by the Note Insurer under the Policy shall be applied solely to the payment of the Notes and for no other purpose.

     (c) The Trustee shall (i) receive as attorney-in-fact of each Noteholder any Deficiency Amount from the Note Insurer and (ii) deposit the same in the Collection Account for disbursement to the Noteholders as set forth in clauses
(iv) and (v) of Section 4.5. Any and all Deficiency Amounts disbursed by the Trustee from claims made under the Policy shall not be considered payment by the Issuer or from the Spread Account with respect to such Notes and shall not discharge the obligations of the Issuer with respect thereto. The Note Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Note Insurer, the Trustee shall assign to the Note Insurer all rights to the payment of interest or principal with respect to the Notes that are then due for payment to the extent of all payments made by the
Note Insurer, and the Note Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Policy. To evidence such subrogation, the Note Registrar shall note the Note Insurer's rights as subrogee upon the Note Register of Noteholders upon receipt from the Note Insurer of proof of payment by the Note Insurer of any Insured Payment (as defined in the Policy). Pursuant to the Indenture, the Note Registrar and the Trustee shall accept a voucher or other evidence of payment as prima facie evidence of such payment.

     (d) The Trustee shall enforce on behalf of the Noteholders the obligations of the Note Insurer under the Policy. Notwithstanding any other provision of this Agreement, the Noteholders are not entitled to institute proceedings directly against the Note Insurer.

     Section 5.5. Preference Claims. (a) If the Trustee has received a certified copy of an order of the appropriate court that any amount paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall so notify the Note Insurer, shall comply with the provisions of the Policy to obtain payment by the Note Insurer of such avoided payment, and shall, at the time it provides notice to the Note Insurer, notify Holders of the Notes by mail that, if any Noteholder's payment is so recoverable, such Noteholder shall be entitled to payment pursuant to the terms of the Policy. The Note

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Insurer shall make such payment pursuant to the terms of the Policy.

     (b) Pursuant to the terms of the Policy, the Note Insurer shall pay any Insured Payment (as defined in the Policy) that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as defined in the Policy) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the
Note Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder, and not to any Noteholder directly unless such Noteholder has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Noteholder.

     Section 5.6. Surrender of Policy. The Trustee shall surrender the Policy to the Note Insurer for cancellation upon payment of all amounts due under the Notes.


                                   ARTICLE VI
                                  THE SERVICER

     Section 6.1.   Liability of Servicer; Indemnities.

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

     (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Trustee, the Backup Servicer, Reliance, the Note Insurer and their respective officers, directors, agents and employees:

          (i) from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation

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

     arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

          (ii) from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale or contribution of the Receivables and the Other Conveyed Property to the Issuer or the issuance and original sale of the Notes) and costs and expenses in defending against the same; and

          (iii) from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon, the Issuer, the Trustee, the Backup Servicer or the Note Insurer by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

     (c) Indemnification under this Section 6.1 shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 6.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

     Section 6.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup Servicer.

     (a) The Servicer shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement, shall be reasonably acceptable to the Controlling Party, and shall be an Eligible Servicer; provided, however, that none of the provisions of this Section 6.2 shall prohibit the Split-off Transactions. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or (iv) succeeding

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to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that the corporation into which Servicer is merged in connection with the Split-off Transaction shall be the successor to Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; and provided, further, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder. The Servicer shall provide prior written notice of any merger, consolidation or succession pursuant to this Section 6.2(a) to the Trustee, the Note Insurer and each Rating Agency. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to all or substantially all of its business or assets, unless the Servicer shall have provided prior notice to the Rating Agencies and (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.6 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become a Collateral Perfection Trigger or an Event of Default under the Indenture shall have occurred, (y) the Servicer shall have delivered to the Trustee, the Rating Agencies and the Note Insurer an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 6.2(a) and (z) the Servicer shall have delivered to the Trustee, the Rating Agencies and the Note Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Issuer and the Trustee on behalf of the Noteholders and the Note Insurer in the Receivables and the Other Conveyed Property or (B) no such action shall be necessary to preserve and protect such interest; provided, however, that, in connection with the Split-off Transactions, the Servicer shall also deliver to the Trustee, the Rating Agencies and the Note Insurer an Opinion of Counsel stating that if the Servicer became a debtor in a bankruptcy proceeding, the bankruptcy court would not substantively consolidate the assets and liabilities of the Issuer with those of the Servicer and shall not be required to deliver the Opinion of Counsel described in clause (y) above.

     (b) Any corporation (i) into which the Backup Servicer may be merged, consolidated or converted, (ii) resulting from any merger,

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

consolidation or conversion to which the Backup Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation; and provided, further, that such corporation is acceptable to the Note Insurer.

     Section 6.3.   Limitation on Liability of Servicer, Backup Servicer and
Others.

     (a) Neither the Servicer, the Backup Servicer nor any of the directors, officers, employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Issuer, the Noteholders, the Trustee or the Note Insurer, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence in the performance of its duties.

     (b) Unless acting as Servicer hereunder and except as provided herein, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Trustee, the Issuer, the Note Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

     (c) The parties expressly acknowledge and consent to Harris Trust and Savings Bank acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trustee. Harris Trust and Savings Bank may, in such dual capacity, discharge its separate functions fully, without hinderance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Harris Trust and Savings Bank of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence and willful misconduct by Harris Trust and Savings Bank.

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

     (d) The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by the Servicer or the failure of the Servicer to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by the Servicer, the Issuer, the Controlling Party or the Trustee or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any such party or (ii) that is due to or results from the invalidity, unenforceability of any Receivable under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

     (e) Neither the Backup Servicer nor any successor Servicer offers any representations concerning, and shall have no liability hereunder with respect to, the collectibility, enforceability or other characteristics of the Receivables as such. Notwithstanding any other provision of this Agreement, neither the Backup Servicer nor any successor Servicer shall be liable hereunder for (a) any act taken or any omission by the Backup Servicer or such successor Servicer, as applicable, acting in good faith in conformity with the written consent or approval of the Controlling Party or (b) the Backup Servicer's or such successor Servicer's, as applicable, performance (or lack of performance) under this Agreement, or any other Related Document, except with regard to acts or omissions of the Backup Servicer or such successor Servicer, as applicable, constituting negligence, bad faith, willful misfeasance or recklessness.

     Neither the Backup Servicer nor any successor Servicer shall have any responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement, or any Related Document, if any such failure or delay results from the Backup Servicer or such successor Servicer, as applicable, acting in accordance with applicable laws, regulations or rules or from acts of God, war, insurrection, strikes, stoppages of labor, power or equipment failure (including that of any common carrier or transmission line), emergency conditions, tornado, flood, fire, earthquake or similar event, adverse weather conditions or any other factor, medium, instrumentality or any cause beyond the Backup Servicer's or such successor Servicer's, as applicable, control or for information prepared or supplied by a Person other than the Backup Servicer or such successor Servicer, as applicable, or the failure of any such Person to prepare or provide such information. Without limiting the foregoing, any liability of the Backup Servicer or such successor Servicer, as applicable, under or in connection with this Agreement, or any Related Document shall be

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

limited to direct damages caused as a result of its negligence or willful misconduct and neither the Backup Servicer nor any successor Servicer shall in any event have any liability for any indirect, consequential or punitive damages.

     Section 6.4. Delegation of Duties. (a) The Servicer has delegated duties under this Agreement to the Subservicers as specified in the Subservicing Agreement. The Servicer may also delegate duties under this Agreement to other Affiliates of Reliance with the prior written consent of the Controlling Party, the Trustee and the Backup Servicer. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain defaulted Receivables, in each case without the consent of the Controlling Party or the Backup Servicer. The Servicer may also perform other specific duties through such sub-contractors in accordance with its Credit and Collection Policy with the prior consent of the Controlling Party. No such delegation or sub-contracting of duties by the Servicer, whether pursuant to the Subservicing Agreement or otherwise, shall relieve the Servicer of its responsibility with respect to such duties.

     (b) The Backup Servicer and any successor Servicer may delegate its duties under this Agreement to sub-contractors without the prior written consent of the Controlling Party and the Trustee. No such delegation or sub-contracting of duties by the Backup Servicer or any successor Servicer shall relieve the Backup Servicer or such successor Servicer, as applicable, of its responsibility with respect to such duties.

     Section 6.5. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 6.2, neither the Servicer nor the Backup Servicer (except as provided below) shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements, and the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties that render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trustee and the Note Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to

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

the Note Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. The Backup Servicer may resign for any reason, provided an entity acceptable to the Controlling Party shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation. The Backup Servicer may be removed by the Note Insurer or, if an Insurer Default has occurred and is continuing by the Note Majority, at any time if one of the following events have occurred: (i) the Backup Servicer shall cease to meet the eligibility requirements for the Trustee under Section 6.11 of the Indenture and shall fail to resign after written request therefor by the Issuer, the Note Insurer by any Noteholder, (ii) the Backup Servicer shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Backup Servicer or of its property shall be appointed, or any public officer shall take charge or control of the Backup Servicer or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the Backup Servicer has failed in any material respect to perform its duties hereunder or has breached any material representation or warranty made herein. Upon the Backup Servicer's resignation or termination pursuant to this Section 6.5, notice thereof shall be provided to the Rating Agencies and the Note Insurer.
No resignation or termination of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Note Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that if a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 6.5, the Backup Servicer may petition a court for its removal.

     Section 6.6 Indemnification. (a) The Issuer agrees to indemnify and hold the Backup Servicer and any successor Servicer and any officers, directors, employees or agents of the Backup Servicer and such successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses (collectively, "Losses") that the Backup Servicer or such successor Servicer, as applicable, may sustain in connection with claims asserted at any time by third parties against the Backup Servicer or such successor Servicer, as applicable, which result from (i) any act taken or any omission by the Backup Servicer or such successor Servicer, as applicable, acting in good faith in

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

conformity with the written consent or approval of the Controlling Party or (ii) the Backup Servicer's or such successor Servicer's, as applicable, performance (or lack of performance) under this Agreement, unless such Losses are the result of an act or omission of the Backup Servicer or such successor Servicer, as applicable, constituting negligence, bad faith, willful misfeasance or recklessness; provided, however, that any amounts of such indemnification shall be paid solely from amounts paid to the Issuer pursuant to Section 4.5(xi) or, if applicable, shall be payable pursuant to Section 4.5(x).

     (b) Reliance agrees to indemnify and hold the Backup Servicer and any successor Servicer and any officers, directors, employees or agents of the Backup Servicer and such successor Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses (collectively, "Losses") that the Backup Servicer or such successor Servicer, as applicable, may sustain in connection with claims asserted at any time by third parties against the Backup Servicer or such successor Servicer, as applicable, which result from the breach of the representation and warranty set forth in paragraph 3 of the Schedule of Representations.

     Section 6.7    Backup Servicer Indemnification.

     (a) The Backup Servicer agrees to indemnify, reimburse for and hold the
Note Insurer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including legal fees) that the Note Insurer may sustain resulting from the negligence or wilful misconduct of the Backup Servicer in the performance of its duties hereunder or in the servicing of the Receivables in compliance with the terms of this Pooling and Servicing Agreement. The Backup Servicer shall not be liable or responsible for any of the representations, covenants, warranties, responsibilities, duties or liabilities of the Servicer. The Backup Servicer shall immediately notify the Note Insurer if a claim is made by a third party with respect to this Pooling and Servicing Agreement, and the Backup Servicer shall assume (with the consent of the Note Insurer) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Backup Servicer or the Note Insurer in respect of such claim.

     (b) The Issuer shall immediately notify the Note Insurer if a claim is made by a third party with respect to this Pooling and Servicing Agreement.

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     (c) The obligations of the Backup Servicer and the Issuer under this
Section 6.7 shall survive the termination of this Pooling and Servicing
Agreement.

     Section 6.8    Representations of Backup Servicer.

     (a) The Backup Servicer has been duly organized and is validly existing as an Illinois banking corporation in good standing under the laws of Illinois, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

     (b) The Backup Servicer has the power and authority to execute and deliver this Pooling and Servicing Agreement and the Insurance Agreement and to carry out their terms; and the execution and delivery, and performance of this Pooling and Servicing Agreement and the Insurance Agreement shall have been duly authorized by the Backup Servicer by all necessary corporate action.

     (c) Each of this Pooling and Servicing Agreement and the Insurance Agreement constitutes a legal, valid, and binding obligation of the Backup Servicer enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

     (d) The consummation of the transactions contemplated by this Pooling and Servicing Agreement and the Insurance Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice of lapse of time) a default under, the articles of incorporation or by-laws of the Backup Servicer, or any indenture, agreement, or other instrument to which the Backup Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Backup Servicer of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties.

     (e) There are no proceedings or investigations pending or, to the Backup Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties (i) asserting the invalidity of this Pooling and

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

Servicing Agreement, the Indenture or the Insurance Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement, the Indenture or the Insurance Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Pooling and Servicing Agreement or the Insurance Agreement.

                                 ARTICLE VII
                          SERVICER TERMINATION EVENTS

     Section 7.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

     (a) Any failure by the Servicer to make deposits into the Collection Account or to deliver to the Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement (provided that such failure shall not constitute a Servicer Termination Event if such failure is not caused by the negligence of the Servicer or is caused by circumstances beyond the control of the Servicer, unless such failure continues unremedied for a period of one Business Day after the earlier of receipt of written notice by the Servicer from the Trustee or (unless an Insurer Default shall have occurred and be continuing) the Note Insurer or discovery of such failure by a Responsible Officer of the Servicer); or

     (b) Failure by the Servicer to deliver to the Trustee and the Note
Insurer the Servicer's Certificate by the close of business on each Determination Date, failure on the part of the Servicer to observe in all material respects its covenants and agreements set forth in Section 6.2(a) or the failure by the Servicer to enforce Sections 3(e) or (f) of the Subservicing Agreement; or

     (c) Failure or failures on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure or failures (i) materially and adversely affect the rights of the Noteholders or the Note Insurer, and (ii) continue unremedied for a period of 30 days after the date on which written notice of such failure or failures, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Note Insurer (or, if an Insurer Default shall have occurred and be continuing, by Holders of more than 25% of the sum of the then outstanding Note Balance); or

     (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or

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

hereafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law, and such case is not dismissed within 60 days; or

    (e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

     (f) (x) So long as Reliance is the Servicer, prior to the Split-off Transactions, Reliance's Tangible Net Worth falls below $25 million plus 75% of the cumulative net after tax net income since September 30, 1996. After the Split-off Transactions, as reported in audited quarterly financial statements immediately following the Split-off Transactions, Reliance's Tangible Net Worth falls below $80 million plus 75% of the cumulative after tax net income since such date, such cumulative amount being calculated without any offset or reduction for net losses incurred during any period since such date; provided, however, that after the Split-off Transactions, no Distribution Increase with respect to this clause (f) shall occur if Reliance maintains a Tangible Net Worth of at least $100 million or (y) if Reliance is not the Servicer, the Servicer's Tangible Net Worth falls below $20,000,000; or

     (g) So long as Reliance is the Servicer, Reliance or any of its Affiliates shall default in the payment of principal of or interest on any indebtedness for borrowed money beyond any applicable period of grace provided in the instrument or agreement under which such indebtedness was created, if the aggregate amount of the indebtedness in respect of which such default or defaults shall have occurred is at least $5,000,000; or

     (h) So long as Reliance is the Servicer, one or more nonappealable judgments or decrees or settlements shall be entered against Reliance or any of its Affiliates involving a liability (not paid or covered by insurance) of 10% of Reliance's Tangible

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Net Worth as of the end of the most recent Calendar Quarter or more in the aggregate for Reliance and its Affiliates, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

     (i) A Distribution Increase shall have occurred and shall not have been waived by the Controlling Party (other than a Distribution Increase of the type described in clause (iv) of the definition of Distribution Increase with respect to the Issuer or Reliance).

     Section 7.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Note Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trustee (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer (and to the Trustee if given by the Note Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Receivables, the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to (i) any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or (ii) any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, the Other Conveyed Property and related documents to show the Trustee on behalf of the Noteholders and the Note Insurer as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or shall have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. The terminated Servicer shall grant the Trustee, the successor Servicer and the Controlling Party reasonable access during normal business hours to the terminated Servicer's premises at the terminated Servicer's expense.

     Section 7.3.  Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.2 or upon the resignation of the Servicer pursuant to
Section 6.5, the Backup Servicer (unless the Controlling Party shall have exercised its option pursuant to Section 7.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 7.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) The Controlling Party may exercise at any time its right to appoint as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting the Note Insurer's obligations under the Policy) shall have no liability to the Trustee, Reliance, the Issuer, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the foregoing, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trustee or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor that is an Eligible Servicer has been appointed and accepted such appointment. Subject to Section 6.5, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 7.2 or the resignation of the Servicer pursuant to Section 6.5. If, upon the termination of the Servicer pursuant to Section 7.2 or the resignation of the Servicer pursuant to Section 6.5, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

     (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed as a result of the Backup Servicer's refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Controlling Party and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer by the Backup Servicer, which additional compensation shall be paid by such breaching Backup Servicer in its individual capacity and solely out of its own funds. If any successor Servicer is appointed for any reason other than the Backup Servicer's refusal to act as Servicer although legally able to do so, the Controlling Party and such successor Servicer may agree on additional reasonable compensation to be paid to such successor Servicer. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer, such expenses to be paid by the terminated or resigning servicer.

     (d) No provision of this Agreement shall require any successor Servicer to expend its own funds or otherwise incur or be subjected to financial liability in the performance of its duties hereunder if such successor Servicer shall have reasonable grounds to believe that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it (whether through reimbursement pursuant to the terms hereof or otherwise) and such successor Servicer has notified the Controlling Party of such determination; provided, however, that nothing contained herein shall excuse any successor Servicer for failure to perform its duties hereunder if such expenditure of funds or incurrence of or subjection to liability could reasonably be expected to result from such successor Servicer's negligence or willful misconduct. Upon receipt of a notice pursuant to the foregoing, the Controlling Party may terminate such successor Servicer and appoint another successor Servicer in accordance with the terms of this Agreement. No such termination shall be effective until an Eligible Servicer has accepted appointment in replacement of such successor Servicer.

     Section 7.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Note Insurer, each Rating Agency and to the Noteholders at their respective addresses appearing in the Note Register.

     Section 7.5. Waiver of Past Defaults. The Note Insurer or (if an Insurer Default shall have occurred and be continuing) a Note Majority may, on behalf of all Holders of Notes, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Note Insurer shall provide prompt written notice of any such waiver to the Trustee. The Trustee shall provide the Noteholders and the Note Insurer with notice of any waiver of any default by the Servicer hereunder.


                                 ARTICLE  VIII
                                  TERMINATION

     Section 8.1. Optional Purchase of All Receivables. As an administrative convenience, on each Payment Date as of which the Note Balance is less than 10% of the Note Balance on the Closing Date, the Servicer shall have the option to purchase all (but not less than all) of the Receivables and the Other Conveyed Property (with the consent of the Note Insurer, if a draw on the Policy has occurred or if such purchase would result in a claim on the Policy or would result in any amount owing to the Note Insurer remaining unpaid). To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables. Notwithstanding the foregoing, no such purchase by the Servicer shall be permitted unless the aggregate Purchase Amounts for the Receivables plus all funds in the Collection Account and the Spread Account available to pay interest and principal on the Notes on such Payment Date equals or exceeds the outstanding Note Balance and accrued and unpaid interest on the Notes. The Servicer shall promptly notify the Issuer, the Trustee, the Backup Servicer, the
Note Insurer and Rating Agencies of any proposed exercise of such option at least 10 days prior to such Payment Date.

                                  ARTICLE IX
                           MISCELLANEOUS PROVISIONS

     Section 9.1. Amendment. (a) This Agreement may be amended by the Issuer, the Servicer, the Backup Servicer and the Trustee, with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) but without the consent of any of the Noteholders,
(i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement or (iii) for the purpose of adding any provision to or changing in any manner or eliminating any provision of this Agreement or of modifying in any manner the rights of the Noteholders, provided, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, the Rating Agencies and the Note Insurer, adversely affect in any material respect the interests of the Noteholders or the Note Insurer.

     (b) This Agreement may also be amended from time to time by the Issuer, the Servicer, the Backup Servicer and the Trustee, with the prior written consent of the Note Insurer (so long as an Insurer Default shall not have occurred and be continuing) and with the consent of a Note Majority (which consent of any Holder of a Note given pursuant to this Section 9.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, payments that shall be required to be made on any Note or the Note Interest Rate, (b) amend any provisions of Section 4.5 in such a manner as to affect the priority of payment of interest or principal to Noteholders, or (c) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding; provided, however, that if an Insurer Default has occurred and is continuing, written consent of the Note Insurer shall be required unless such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee and the Note Insurer, adversely affect in any material respect the interests of the Note Insurer.

     (c) Prior to the execution of any such amendment or consent under Section 9.1(a) or (b), the Trustee shall furnish five days' prior written notification of the substance of such amendment or consent to each Rating Agency and the Note Insurer.

     (d) Promptly after the execution of any such amendment or consent under
Section 9.1(b), the Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

     (e) It shall not be necessary for the consent of Noteholders pursuant to
Section 9.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     (f) Prior to the execution of any amendment to this Agreement, the Trustee and the Note Insurer, upon request, shall be entitled to receive and the Trustee shall be entitled to rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement, in addition to the Opinion of Counsel referred to in Section 9.2(i). The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 9.2. Protection of Title to Issuer. (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer, the Trustee and the Note Insurer under the Related Documents in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee and the Note Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. Reliance and the Issuer shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 9.2(a).

     (b) Neither the Issuer, Reliance nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Servicer in accordance with
Section 9.2(a) above seriously misleading within the applicable provisions of the UCC or any title statute, unless it shall have given the Trustee and the
Note Insurer at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed finance statements and continuation statements.

     (c) Each of Reliance and the Servicer shall give the Issuer and the Note Insurer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

     (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

     (e) Each of the Servicer and Reliance shall maintain its computer systems so that, from and after the time of sale and contribution under this Agreement of the Receivables to the Issuer, the Servicer's and Reliance's master computer records (including any backup archives) that refer to any Receivable indicate clearly that the Receivable is owned by the Issuer. Indication of the Issuer's ownership of a Receivable shall be deleted from or modified on each of the Servicer's and Reliance's computer systems when, and only when, the Receivable has been paid in full or has become a Purchased Receivable.

     (f) If at any time Reliance or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Issuer (unless such Receivable has been paid in full or has become a Purchased Receivable).

     (g) Upon reasonable notice, the Servicer shall permit the Trustee, the Backup Servicer, the Note Insurer, the Issuer and their respective agents, at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property.

     (h) The Servicer shall furnish to the Trustee, the Backup Servicer, the Issuer and the Note Insurer at any time upon request a list of all Receivables then held as part of the Trust Property, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Trust Property. The Trustee shall hold any such list and Schedule of Receivables for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

     (i) The Issuer and the Servicer (or the applicable party in the case of Section 9.2(b) or (c)) shall deliver to the Trustee and the Note Insurer simultaneously with the execution and delivery of this Agreement and of each amendment thereto and upon the occurrence of the events giving rise to an obligation to give notice pursuant to Section 9.2(b) or (c), an Opinion of Counsel (a) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Trust Property, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given or (b) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest.

     Section 9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

     Section 9.4. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

     Section 9.5. Assignment. Notwithstanding anything to the contrary contained in this Agreement, except as provided in Section 6.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Issuer, Reliance or the Servicer without the prior written consent of the Trustee and the Note Insurer.

     Section 9.6. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in this Article IX, no other Person shall have any right or obligation hereunder. The Note Insurer shall be an express third-party beneficiary to the provisions of this Agreement and shall be entitled to rely upon and directly enforce such provisions of this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and permitted assigns, any benefit or any legal or equitable right, remedy or claim under this Agreement. Except as expressly stated otherwise herein or in the Related Documents, any right of the Note Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Note Insurer in its sole and absolute discretion.

     Section 9.7. Note Insurer as Controlling Party. Each Noteholder by purchase of the Notes held by it acknowledges that the Trustee on behalf of the Issuer, as partial consideration of the issuance of the Policy, has agreed that the Note Insurer shall have certain rights hereunder for so long as no Insurer Default shall have occurred and be continuing. So long as an Insurer Default has occurred and is continuing, any provision giving the Note Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement shall be inoperative, as expressly provided in the related provisions, during the period of such Insurer Default and such right shall instead vest in the Trustee acting at the direction of the Holders of Notes. The Note Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Policy) upon delivery of a written notice to the Trustee.

     Section 9.8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

     Section 9.9. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Issuer, at the following address: 400 North Loop 1604 East, Suite 210, San Antonio, Texas 78323, Attention: Michael D. Bernick, Telecopy No.: (210) 402-0761, with a copy to James I. Kaplan, 980 North Michigan Avenue, 14th Floor, Chicago, Illinois 60611, Telecopy No.: (312) 214-7683 (b) in the case of the Servicer, at the following address: 400 North Loop 1604 East, Suite 210, San Antonio, Texas 78232, Attention: Michael D. Bernick, Telecopy
No.: (210) 402-0761, with a copy to James I. Kaplan, 980 North Michigan Avenue, 14th Floor, Chicago, Illinois 60611, Telecopy No.: (312) 214-7683 (c) in the case of the Trustee, at the Corporate Trust Office, Telecopy No.: (312) 461-3525, (d) in the case of each Rating Agency, 99 Church Street, New York, New York 10007 (for Moody's) and 26 Broadway, New York, New York 10004 (for Standard & Poor's), and (e) in the case of the Note Insurer, at the following address:
113 King Street, Armonk, New York 10504

Attention: Insured Portfolio Management-Structured Finance, Telecopy No.: (914) 765-3810, or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

     Section 9.10. Successors and Assigns. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns.

     Section 9.11. Nonpetition Covenant. Until the date that is one year and one day following the payment in full of all amounts due in respect of the Notes and all amounts due under the Insurance Agreement, none of the parties hereto shall petition or otherwise invoke, or join any other Person in petitioning or invoking, the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its respective property, or ordering the winding up or liquidation of the affairs of the Issuer.

     IN WITNESS WHEREOF, the Issuer, Reliance, the Servicer, the Backup Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.



                         RELIANCE AUTO RECEIVABLES CORPORATION, as Issuer



                         By:______________________________________________
                                       Michael D. Bernick
                                           Treasurer



                         RELIANCE ACCEPTANCE CORPORATION, in its individual capacity and as Servicer



                         By:______________________________________________
                                       Michael D. Bernick
                                           Treasurer



                         HARRIS TRUST AND SAVINGS BANK,
                           not in its individual capacity, but
                           solely as Trustee and Backup Servicer



                         By:_____________________________________________
                         Name:___________________________________________
                         Title:__________________________________________

                                   SCHEDULE A

                            SCHEDULE OF RECEIVABLES



         [On file with the Trustee and Reliance Acceptance Corporation]

                                  SCHEDULE B

                   REPRESENTATIONS AND WARRANTIES OF RELIANCE

     1. Characteristics of Receivables. Each Receivable: (1) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business in accordance in all material respects with Reliance's Credit and Collection Policy and such Dealer had all necessary licenses and permits to originate Receivables in the state where such Dealer was located; (2) was fully and properly executed by the parties thereto; (3) was purchased by an Originator from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment and was purchased by Reliance from such Originator under the Receivables Purchase Agreement; (4) contains customary and enforceable provisions such that the rights and remedies of the holder or assignee thereof shall be adequate for realization against any collateral security; (5) provides for level monthly payments in U.S. dollars (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment), which, if made when due, shall fully amortize the Amount Financed over the original term; (6) has not been amended, modified or supplemented (including any extensions to such Receivable's original term) and has not had collections with respect thereto waived; (7) had a remaining maturity, as of the Cutoff Date, of not less than 6 months and not more than 59 months; (8) had an original maturity of not more than 60 months; (9) had a remaining Principal Balance as of the Cutoff Date of at least $500 and not more than $27,000; (10) had an Annual Percentage Rate of at least 12% and not more than 25%; (11) was not more than 30 days past due as of the Cutoff Date; (12) has a final scheduled payment date on or before September 30, 2001; (13) had at least one Scheduled Payment made prior to the Cutoff Date; and (14) is a Scheduled Interest Receivable. As of its date of origination, no Receivable was due from an Obligor who had defaulted under a previous contract with Reliance.

     2. Dealer Agreements and Assignments. Each Receivable was originated by a Dealer and was sold by the Dealer to an Originator, without any fraud or misrepresentation on the part of such Dealer. Each Dealer that originated a Receivable for sale to the Originator or Reliance has been selected based on Reliance's underwriting criteria. The Dealer Agreement or the Dealer Assignment constitutes the entire agreement between the Dealer and the related Originator with respect to the sale of the related Receivable to the Originator. Each such Dealer Agreement and each such Dealer Assignment is "without recourse" to the related Dealer (other than warranty repurchases by such Dealer) and is in full force and effect and is the legal, valid and binding obligation of such

Dealer. The Originator has paid the purchase price (as specified in the applicable Dealer Agreement or Dealer Assignment) for each Receivable in full and owes no other payment to such Dealer for such Receivable.

     3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, and any insurance or service contracts sold in connection therewith, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

     4. No Adverse Selection. No selection procedures materially adverse to the Noteholders or the Note Insurer were utilized in selecting the Receivables from similar receivables owned by Reliance or its Affiliates on the Cutoff Date.

     5. Binding Obligation. Each Receivable represents the legal, valid and binding obligation of the Obligor thereon and is enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

     6. Obligors. Each Obligor (i) is located in the United States, (ii) is not the United States of America or any other Governmental Authority, and (iii) is not Reliance or any subsidiary or Affiliate thereof.

     7. Obligor Bankruptcy. At the Cutoff Date, no Obligor had been identified on the records of Reliance or any Originator as being the subject of a current bankruptcy proceeding.

     8. Schedule of Receivables; Computer Tape. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger, and such information was true and correct in all material respects as of the close of business on the Cutoff Date. The Computer Tape made available by Reliance to the Issuer and the Note Insurer on the Closing Date was true, complete and correct in all material respects as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

     9. Marking Records. By the Closing Date, Reliance will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Issuer by Reliance in accordance with the terms of this Agreement.

     10. One Original. There is only one original executed copy of each Receivable.

     11. Receivable Files Complete. There exists a Receivable File pertaining to such Receivable and such Receivable File contains (a) a fully executed original of the Receivable, (b) the original executed credit application or a copy thereof and (c) the original Lien Certificate indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Reliance or an Originator as first lienholder or secured party or, if such original Lien Certificate has not been received, a copy of the application therefor. Each of such documents that is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. The complete Receivable File for each Receivable currently is in the possession of a Custodian.

     12. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle securing each such Receivable been released from the Lien of the related Receivable in whole or in part. Each Receivable is, and as of the Cutoff Date will be, in full force and effect in accordance with its respective terms and none of Reliance, the related Originator or any Obligor has or will have suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable. Each of Reliance and the related Originator has duly fulfilled all obligations to be fulfilled on its or their part under or in connection with the origination, acquisition and assignment of the Receivables and the related security interests, including giving any notices or consents necessary to effect the acquisition of the Receivable by the Issuer and of the related security interests by the Trustee.

     13. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Receivables Purchase Agreement or this Agreement. Neither the Issuer, Reliance nor any Originator has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Receivables. The rights with respect to each Receivable are assignable by the related Originator and Reliance without the consent or notice of any Person other than consents or notices which will have been obtained or made on or before the Closing Date.

     14. Good Title. Immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement, Reliance was the sole owner thereof and had good and valid title thereto free of any Lien (other than the BABC Liens, which shall be released on or before the Closing Date) and, upon execution and delivery of this Agreement by the Issuer, the Issuer shall have good and valid title to and will be the sole owner of such Receivables free of any Lien. No Dealer or other Person has a participation in, or other right to receive, proceeds of any Receivable. Neither Reliance nor any Originator has taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements or Dealer Assignments or to payments due under such Receivables.

     15. Security Interest in Financed Vehicle and Receivable. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of Reliance or an Originator in the Financed Vehicle, and such Receivable together with the related security interest has been duly assigned by the applicable Originator to Reliance, by Reliance to the Issuer and by the Issuer to the Trustee. The Lien Certificate and original certificate of title for each Financed Vehicle show, or, if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle, the Lien Certificate will be received within 120 days of the Closing Date (or within 180 days of the Closing Date with respect to Lien Certificates to be issued in the states of Indiana or Nevada) and will show Reliance or an Originator named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, written evidence has been received from the related Dealer that such Lien Certificate showing Reliance or an Originator as first lienholder has been applied for. Immediately after the sale, contribution, transfer and assignment thereof by Reliance to the Issuer, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle that now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle.

     16. All Filings Made. All filings (including UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

     17. No Impairment. Neither Reliance nor any Originator has done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Note Insurer, the Trustee and the Noteholders in any Receivable or the proceeds thereof.

     18. No Defenses. As of the Cutoff Date, no Receivable was subject to any right of rescission, setoff, claim, counterclaim or defense, including the defense of usury, whether arising out of transactions concerning the Receivable or otherwise, and the operation of any of the terms of the Receivable or the exercise by Reliance, the Originator or the Obligor of any right under the Receivable will not render the Receivable unenforceable in whole or in part, and no such right has been asserted or threatened with respect to any Receivable. There is not any right of rescission, offset, defense, claim or counterclaim to the obligation of the related Obligor to pay any amount due under each Receivable for which the Amount Financed includes the cost or premium for any extended warranty or service agreement. With respect to each Receivable for which the Amount Financed includes the cost or premium for an extended warranty or service agreement, any amounts payable due to the cancellation of such extended warranty or service agreement will not reduce the Amount Financed unless such amounts are received and deposited into the Collection Account.

     19. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle had been repossessed.

     20. Insurance. At the time of the origination of the related Receivable, each Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming Reliance or an Originator as loss payee and
(iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to keep the related Financed Vehicle in good condition and repair and to maintain physical loss and damage insurance, naming Reliance and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so.

     21. Contract Not Assumable. Each Receivable prohibits the sale, assignment or transfer of the Obligor's interest therein or the assumption of the Receivable by another Person in a manner that would release the Obligor thereof from the Obligor's obligation.

     22. No Advances. Neither Reliance nor any Originator has made any advances in order for the Receivable to qualify for inclusion in the Trust Estate.

     23. Chattel Paper. Each Receivable constitutes "chattel paper" for purposes of Section 9-105(l)(b) and 9-308 of the UCC and has been delivered to the Custodian which originated such Receivable.

     24. Titling Documentation. All documents necessary to permit the Trustee to submit the Lien Certificates for each Financed Vehicle to the applicable Department of Motor Vehicles for retitling in the name of the Trustee as secured party have been delivered to the Trustee.

     25. Full Disbursement. At the time of origination of each Receivable, the proceeds of such Receivable were fully disbursed. There is no requirement for future advances thereunder, and all fees and expenses in connection of such Receivable have been paid.

     26. Taxes and Assessments. Each Receivable contains provisions requiring the Obligor to pay all taxes and assessments imposed on or with respect to the related Financed Vehicle.

     27. Prepayments. Each Receivable does not permit early termination or prepayment unless the amount to be paid by or on behalf of the Obligor in respect of such prepayment or termination is at all times equal to or in excess of the related Amount Financed plus accrued and unpaid interest.

     28. Substitutions. No Receivable provides for the substitution, exchange or addition of any Financed Vehicle subject to such Receivable.

                                                                       EXHIBIT A



                         FORM OF SERVICER'S CERTIFICATE


         [On file with the Trustee and Reliance Acceptance Corporation]

                                                                       EXHIBIT B



                FORM OF RELIANCE'S CREDIT AND COLLECTION POLICY

                                   SCHEDULE 1


                            SCHEDULE OF RECEIVABLES


         [On file with the Trustee and Reliance Acceptance Corporation]